EXHIBIT 10.10
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                            DOMAIN ENERGY CORPORATION

                                       AND

                              SUBSIDIARY GUARANTORS

                             ----------------------

                                CREDIT AGREEMENT

                          Dated as of December 31, 1996

                             ----------------------

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

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                                TABLE OF CONTENTS

            This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                     Page
                                                                     ----

      Section 1.  Definitions and Accounting Matters.................  2
            1.01  Certain Defined Terms..............................  2
            1.02  Accounting Terms and Determinations................ 28
            1.03  Types of Loans..................................... 29
            1.04  Designation of Subsidiaries as Restricted or
                  Unrestricted Subsidiaries.......................... 29

      Section 2.  Commitments, Loans, Notes and Prepayments.......... 30
            2.01  Loans.............................................. 30
            2.02  Borrowings......................................... 30
            2.03  Changes of Commitments............................. 30
            2.04  Commitment Fee..................................... 31
            2.05  Lending Offices.................................... 31
            2.06  Several Obligations; Remedies Independent.......... 31
            2.07  Notes.............................................. 31
            2.08  Optional Prepayments and Conversions or
                  Continuations of Loans............................. 32
            2.09  Mandatory Prepayments and Reductions of Commitments 32
            2.10  Minimum Amount Outstanding......................... 33
            2.11  Borrowing Base and Threshold Amount
                  Determinations and Computations.................... 34

      Section 3.  Payments of Principal and Interest................. 36
            3.01  Repayment of Loans................................. 36
            3.02  Interest........................................... 36

      Section 4.  Payments; Pro Rata Treatment; Computations; Etc.... 37
            4.01  Payments........................................... 37
            4.02  Pro Rata Treatment................................. 38
            4.03  Computations....................................... 39
            4.04  Minimum Amounts.................................... 39

                                        i
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            4.05  Certain Notices.................................... 39
            4.06  Non-Receipt of Funds by the Administrative Agent... 40
            4.07  Sharing of Payments, Etc........................... 42

      Section 5.  Yield Protection, Etc.............................. 43
            5.01  Additional Costs................................... 43
            5.02  Limitation on Types of Loans....................... 45
            5.03  Illegality......................................... 46
            5.04  Treatment of Affected Loans........................ 46
            5.05  Compensation....................................... 47
            5.06  U.S. Taxes......................................... 48
            5.07  Replacement of Lenders............................. 49

      Section 6.  Guarantee.......................................... 50
            6.01  The Guarantee...................................... 50
            6.02  Obligations Unconditional.......................... 51
            6.03  Reinstatement...................................... 52
            6.04  Subrogation........................................ 52
            6.05  Remedies........................................... 52
            6.06  Instrument for the Payment of Money................ 53
            6.07  Continuing Guarantee............................... 53
            6.08  Rights of Contribution............................. 53
            6.09  General Limitation on Guarantee Obligations........ 54

      Section 7.  Conditions Precedent............................... 54
            7.01  Initial Loan....................................... 54
            7.02  Initial and Subsequent Loans....................... 59

      Section 8.  Representations and Warranties..................... 60
            8.01  Corporate Existence................................ 60
            8.02  Financial Condition................................ 60
            8.03  Litigation......................................... 61
            8.04  No Breach.......................................... 61
            8.05  Action............................................. 61
            8.06  Approvals.......................................... 62
            8.07  ERISA.............................................. 62
            8.08  Taxes.............................................. 62
            8.09  Investment Company Act............................. 63
            8.10  Public Utility Holding Company Act................. 63

                                       ii
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            8.11  Material Agreements and Liens...................... 63
            8.12  Environmental Matters.............................. 64
            8.13  Capitalization..................................... 66
            8.14  Subsidiaries, Etc.................................. 67
            8.15  Title to Assets.................................... 67
            8.16  True and Complete Disclosure....................... 68
            8.17  Real Property...................................... 68
            8.18  Licenses; Permits, Etc............................. 69
            8.19  Certain Agreements, Documents, Contracts and
                  Licenses........................................... 69
            8.20  Compliance with Laws............................... 69
            8.21  Use of Credit...................................... 69
            8.22  Solvency........................................... 70

      Section 9.  Covenants of the Company........................... 70
            9.01  Financial Statements, Etc.......................... 70
            9.02  Litigation......................................... 74
            9.03  Existence, Etc..................................... 74
            9.04  Insurance.......................................... 75
            9.05  Prohibition of Fundamental Changes................. 76
            9.06  Limitation on Liens................................ 78
            9.07  Indebtedness....................................... 81
            9.08  Investments........................................ 82
            9.09  Dividend Payments.................................. 83
            9.10  Certain Financial Covenants........................ 84
            9.11  Lines of Business.................................. 85
            9.12  Operating Leases................................... 85
            9.13  Transactions with Affiliates....................... 85
            9.14  Use of Proceeds.................................... 86
            9.15  Certain Obligations Respecting Restricted
                  Subsidiaries....................................... 87
            9.16  Modifications of Certain Documents................. 88
            9.17  Operation of O&G Properties........................ 88
            9.18  Voluntary Prepayments of Indebtedness.............. 88
            9.19  Sale and Leaseback Transactions; Production
                  Payments........................................... 88
            9.20  Release of Specified Indebtedness.................. 89

      Section 10. Events of Default.................................. 89

      Section 11. The Administrative Agent........................... 93
            11.01 Appointment, Powers and Immunities................. 93

                                       iii
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            11.02 Reliance by Administrative Agent................... 94
            11.03 Defaults........................................... 94
            11.04 Rights as a Lender................................. 95
            11.05 Indemnification.................................... 95
            11.06 Non-Reliance on Administrative Agent and Other
                  Lenders............................................ 96
            11.07 Failure to Act..................................... 96
            11.08 Resignation or Removal of Administrative Agent..... 97
            11.09 Consents under Other Loan Documents................ 97
            11.10 Collateral Sub-Agents.............................. 98

      Section 12. Miscellaneous...................................... 99
            12.01 Waiver............................................. 99
            12.02 Notices............................................ 99
            12.03 Expenses, Etc...................................... 99
            12.04 Amendments, Etc....................................101
            12.05 Successors and Assigns.............................102
            12.06 Assignments and Participations.....................102
            12.07 Survival...........................................104
            12.08 Captions...........................................104
            12.09 Counterparts.......................................104
            12.10 Governing Law; Submission to Jurisdiction..........105
            12.11 Waiver of Jury Trial...............................105
            12.12 Treatment of Certain Information; Confidentiality..105
            12.13 Interest...........................................106

                                       iv
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                                    SCHEDULES

Schedule I        -     Material Agreements and Liens
Schedule II       -     Environmental Matters
Schedule III      -     Subsidiaries and Investments
Schedule IV       -     Real Property
Schedule V        -     Litigation
Schedule VI       -     Equity Rights
Schedule VII      -     Material Adverse Changes
Schedule VIII     -     Defaults under Contracts and Licenses
Schedule IX       -     Consents
Schedule X        -     Ownership of Company

                                    EXHIBITS

Exhibit A         -     Form of Note
Exhibit B         -     Form of Pledge and Security Agreement
Exhibit C         -     Form of Mortgage
Exhibit D         -     Form of Opinion of Counsel to the Obligors
Exhibit E         -     Form of Opinion of Local Counsel
Exhibit F         -     Form of Opinion of Special New York Counsel to Chase

                                        v
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            CREDIT AGREEMENT dated as of December 31, 1996, between:

            (1) DOMAIN ENERGY CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY");

            (2) each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, the "OBLIGORS");

            (3) each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 12.06(b) hereof (individually, a "LENDER" and, collectively, the "LENDERS"); and

            (4) THE CHASE MANHATTAN BANK, a New York bank, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

            Each of the Obligors has requested the Lenders to make loans to the Company in an aggregate principal amount not exceeding $65,000,000 at any one time outstanding to provide financing for the Acquisition (as hereinafter defined), to provide working capital and for other general corporate purposes of the Company and each of its Subsidiaries. The Company and the Subsidiary Guarantors are engaged as an integrated group in the O&G Business (as hereinafter defined) and in related businesses, and in furnishing the required supplies, services, equipment, credit and other facilities for such integrated operation. The integrated operation requires financing on such a basis that credit supplied to the Company be made available from time to time to the Subsidiary Guarantors, as required for the continued successful operation of the Obligors, separately, and the integrated operation as a whole.

            To induce the Lenders to make such loans, the Obligors, the Lenders and the Administrative Agent propose to enter into this Agreement pursuant to which the Lenders will make loans to the Company, and each Subsidiary Guarantor will guarantee the loans so made to the Company and each of the Obligors will agree to execute and deliver mortgages and security agreements providing for security interests and liens to be granted by the Obligors on at least 80% of their O&G Properties given value in determining the Borrowing Base and substantially all of the balance of their respective properties as collateral security for the obligations of the Obligors to the Lenders and the Administrative Agent hereunder. Each of the Obligors expects to derive benefit, directly or indirectly, from the loans so made to the Company, both in its separate capacity and as a member of the integrated group, since
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                                      -2-

the successful operation of each of the Obligors is dependent on the continued successful performance of the functions of the integrated group as a whole.

            Accordingly, the parties hereto agree as follows:

            Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

            1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and (vice versa):

            "ABR LOANS" shall mean Loans which bear interest at a rate based upon the Alternate Base Rate.

            "ACQUISITION" shall mean the acquisition by the Company of all of the capital stock of TVC and TGPC to be sold by El Paso under the Acquisition Agreement.

            "ACQUISITION AGREEMENT" shall mean the Stock Purchase Agreement dated December 24, 1996 between El Paso and the Company.

            "ACQUISITION DOCUMENTS" shall mean the Acquisition Agreement and all agreements, instruments of transfer and other documents executed and delivered in connection with the consummation of the Acquisition.

            "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the recital of parties to this Agreement.

            "ADMINISTRATIVE QUESTIONNAIRE" shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

            "AFFILIATE" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether
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                                      -3-

through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Company shall be Affiliates.

            "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "APPLICABLE LAW" shall mean, as to any Lender, the law in effect from time to time and applicable to such Lender and the transactions contemplated hereby and to the Note held by such Lender which lawfully permits the charging and collection by such Lender of the highest permissible lawful, non-usurious rate of interest in connection with the transactions contemplated hereby and the Notes. To the extent the laws of the State of Texas are applicable to any Lender, it is intended that Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall be included in such laws in determining Applicable Law with respect to such Lender, except that if at any time the laws of the United States of America permit such Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State of Texas (whether such federal laws directly so provide or refer to the law of the state where such Lender is located), then such federal laws shall to such extent govern as to the rate of interest which such Lender is allowed to contract for, take, reserve, charge or receive under its Note and this Agreement.

            "APPLICABLE COMMITMENT FEE RATE" shall mean, during each Utilization Level 1 Period, 0.375% per annum, and during each other Utilization Level Period, 0.50% per annum.

            "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire of such Lender or such other lending office of such Lender (or of an affiliate of such Lender) as such Lender may from time to
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                                      -4-

time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

            "APPLICABLE MARGIN" shall mean, with respect to each Type of Loan during each Utilization Level Period set forth in the schedule below, the percentage per annum set forth opposite such period under such Type of Loan in such schedule:

                         APPLICABLE MARTIN (% P.A.)

    Utilization Level
         Period                   ABR Loans             Eurodollar Loans
    -----------------             ---------             ----------------
       Utilization                 0.50%                     1.50%
     Level 1 Period

       Utilization                 0.75%                     1.75%
     Level 2 Period

      Utilization                  1.00%                     2.00%
     Level 3 Period

       Utilization                 1.50%                     2.50%
     Level 4 Period


            "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

            "BASIC DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Equity Documents and the Acquisition Documents.

            "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

            "BOARD" shall mean the Board of Governors of the Federal Reserve System (or any successor).
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                                      -5-

            "BORROWING BASE" shall mean, on any date, the amount most recently determined to be the "Borrowing Base" in accordance with Section 2.11 hereof.

            "BUSINESS DAY" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

            "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Restricted Subsidiaries in connection with the acquisition and exploitation of, or the exploration for or development or production of Hydrocarbon reserves or to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, and dry-hole and exploration expense but excluding repairs and workovers) during such period computed in accordance with GAAP.

            "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

            "CASH FLOW" shall mean, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of cash flow from operating activities.

            "CHANGE OF CONTROL" shall mean any Person, other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 40% of the issued and outstanding common stock of the Company.

            "CHASE" shall mean The Chase Manhattan Bank.

            "CHIEF FINANCIAL OFFICER" shall mean the senior executive officer of the Company who is primarily responsible for the financial affairs of the Company.
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                                      -6-

            "CLOSING DATE" shall mean the date upon which the initial Loan hereunder is made.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "COMMERCIAL OPERATION PERIOD" shall mean, for each well included in the Mortgaged Properties, as of any date of determination, the period from and including such date of determination to and including the last date as of which Hydrocarbons may be economically produced from such well under economic and operating conditions in effect on such date of determination.

            "COMMITMENT" shall mean, as to each Lender, the obligation of such Lender to make Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Commitment" or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under
Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.03 or 2.09 hereof).

            "COMMITMENT TERMINATION DATE" shall mean the Quarterly Date falling on or nearest to December 31, 1999.

            "COMPANY" shall have the meaning assigned to such term in the recital of parties to this Agreement.

            "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

            "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.08 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

            "DEBT SERVICE" shall mean, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period PLUS (b) all Interest Expense
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                                      -7-

for such period. For the purposes of this definition, payments of principal made pursuant to Section 2.09(b) hereof shall be deemed not to be regularly scheduled payments of principal.

            "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            "DISPOSITION" shall have the meaning assigned to such term in
Section 9.05 hereof.

            "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

            "DOLLARS" and "$" shall mean lawful money of the United States of America.

            "EL PASO" shall mean El Paso Natural Gas Company, a Delaware corporation.

            "ENVIRONMENTAL AFFILIATE" shall mean, as to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person may have retained, assumed or otherwise become liable (contingently or otherwise), whether by contract, operation of law or otherwise; PROVIDED that each Subsidiary of such Person, and each former Subsidiary or division of such Person transferred to another Person, shall in any event be an "Environmental Affiliate" of such Person.

            "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Government Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution,
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                                      -8-

indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment from Hazardous Materials.

            "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, local and foreign statutes, codes, laws, regulations, ordinances, rules, judgments, injunctions, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions (including, without limitation, CERCLA, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1984 and as further amended and the Hazardous and Solid Waste Disposal Act Amendments of
1984) imposing liability or standards of conduct concerning or otherwise relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

            "EQUITY DOCUMENTS" shall mean (i) the Subscription Agreement, dated as of December 31, 1996, between the Fund and the Company; and (ii) the Securityholders Agreement, dated as of December 31, 1996, among the Company and the holders of the Company's common stock or options, warrants or other securities convertible into the Company's common stock.

            "EQUITY ISSUANCE" shall mean (a) any issuance or sale by the Company or any of its Restricted Subsidiaries after the Closing Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Restricted Subsidiaries or (b) the receipt by the Company or any of its Restricted Subsidiaries after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); PROVIDED that Equity Issuance shall not include (w) any such issuance by the Company to Management in connection with investments made in the Company by Management in furtherance of the Acquisition made within 60 days after the Closing Date, (x) any such issuance or sale by any Restricted Subsidiary of the Company to the Company or any other Wholly Owned Subsidiary of the Company which is a Restricted Subsidiary, (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company which is a Restricted Subsidiary to any other Restricted Subsidiary of the Company or (z) any warrants or options issued to directors, officers or employees of the Company or any of its Restricted
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                                      -9-

Subsidiaries pursuant to employee benefit plans, incentive plans or similar plans or programs established in the ordinary course of business and any capital stock of the Company issued upon the exercise of such warrants or options.

            "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member, excluding for all purposes El Paso and its Subsidiaries.

            "EURODOLLAR BASE RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum quoted by Chase at approximately 011:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by Chase to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by Chase for such Interest Period. If Chase is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that Chase would have made or had outstanding had it been participating in such Loan during such Interest Period.

            "EURODOLLAR LOANS" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.

            "EURODOLLAR RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such
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                                      -10-

Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

            "EVENTS OF DEFAULT" shall have the meaning assigned to such term in
Section 10 hereof.

            "EXCESS CASH FLOW" shall mean, for any fiscal quarter, the excess of:

            (a) the sum of (i) Cash Flow for such period; (ii) proceeds from Dispositions permitted pursuant to Section 9.05 hereof received during such period to the extent not previously applied pursuant to the terms of this Agreement to repay the Loans outstanding hereunder; (iii) dividends from Unrestricted Subsidiaries to the extent received in cash received during such period; (iv) Interest Expense; and (v) Net Available Proceeds OVER

            (b) the sum of (i) the greater of (x) one quarter of the scheduled Capital Expenditures (excluding capitalized interest and general and administrative expenses) for the current fiscal year as set forth in the most recently delivered Reserve Report and (y) the amount of cash actually expended by the Company and its Restricted Subsidiaries in such period with respect to such Capital Expenditures; provided, however that the total amount of Capital Expenditures deducted pursuant to this clause (i) for any fiscal year of the Company and its Restricted Subsidiaries shall not exceed the total amount of Capital Expenditures as set forth on such Reserve Report; (ii) the greater of (x) $1,250,000 per each fiscal quarter of the Company and its Restricted Subsidiaries elapsed since the Closing Date and (y) the actual amount expended by the Company and its Restricted Subsidiaries in cash since the Closing Date on Capital Expenditures (excluding capitalized interest and general and administrative expenses) in excess of those Capital Expenditures set forth in the most recently delivered Reserve Report, provided however that the aggregate amount of Capital Expenditures deducted pursuant to this clause (ii) shall not exceed $5 million in any consecutive four fiscal quarters of the Company and its Restricted Subsidiaries; and (iii) the aggregate amount of Debt Service for such period.

            "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FRC" shall mean First Reserve Corporation, a Delaware corporation.

            "FUND" shall mean First Reserve Fund VII, Limited Partnership, a Delaware limited partnership.

            "FUNDED INDEBTEDNESS" shall mean, for any Person, as of the date of determination, all Indebtedness of such Person (other than in respect of performance or surety bonds and other obligations of a similar nature incurred in the ordinary course of business of such Person) which by its terms matures more than one year after such date of determination and any such Indebtedness maturing within one year from the date of determination which is renewable or extendable at the option of the obligor to a date more than one year from the date of determination.

            "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

            "GOVERNMENT AUTHORITY" shall mean any federal, state, provincial, municipal, local or territorial government or governmental subdivision, department, court, commission, board, bureau, agency, regulatory authority, instrumentality, judicial, taxing or administrative body, domestic or foreign, and any officer or official of any of the foregoing.

            "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations requiring the payment of money, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

            "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB'S"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

            "HYDROCARBONS" shall mean, collectively, oil, gas, finished and unfinished petroleum products and other liquid or gaseous hydrocarbons (including, without limitation, all liquefiable hydrocarbons and other products that may be extracted from gas and gas condensate by processing thereof in a gas processing plant).

            "INDEBTEDNESS" shall mean, for any Person:

            (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person);

            (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered;

            (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person;

            (d) obligations of such Person in respect of letters of credit, surety bonds or similar instruments issued or accepted by banks and other financial institutions for account of such Person;

            (e)   Capital Lease Obligations of such Person;

            (f) obligations of such Person in respect of obligations of the types specified in other clauses of this definition as a partner or joint venturer of any partnership or joint venture (other than in respect of obligations incurred in the ordinary course of business); and

            (g) Indebtedness of others Guaranteed by such Person.

            "INDEPENDENT PETROLEUM ENGINEER" shall mean any firm of independent petroleum engineers selected by the Company and acceptable to the Administrative Agent.

            "INITIAL RESERVE EVALUATION REPORT" shall mean those reports prepared by De Golyer & MacNaughton and Netherland & Sewell and Associates Ltd. each dated as of July 1, 1996 with respect to Proved Oil and Gas Reserves.

            "INTEREST COVERAGE RATIO" shall mean, as at any date, the ratio of
(a) Cash Flow plus Interest Expense for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

            "INTEREST EXPENSE" shall mean, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) PLUS (b) the net amount payable (or MINUS the net amount receivable) under interest rate Swap Transactions during such period (whether or not actually paid or received during such period).

            "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from an ABR Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the requirements of the proviso set forth at the end of Section 2.01 hereof) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

            Notwithstanding the foregoing:

            (a) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date;

            (b) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

            (c) notwithstanding clauses (a) and (b) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

            "INVESTMENT" shall mean, for any Person:

            (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale):

            (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business;

            (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person: or

            (d)   the entering into of any Swap Transaction.

            "LAW" shall mean any present or future federal, state, local or other constitution, charter, act, statute, law, ordinance, code, rule, regulation, order, judgment of a court or standards contained in any applicable permit or approval, or any other legislative, judicial or administrative action of any Governmental Authority.

            "LENDERS" shall have the meaning assigned to such term in the recital of parties to this Agreement.

            "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

            "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes and the Security Documents.

            "LOANS" shall mean the loans provided for in Section 2.01 hereof, which may be ABR Loans and/or Eurodollar Loans.

            "MAJORITY LENDERS" shall mean Lenders having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

            "MANAGEMENT" shall mean, collectively, Michael V. Ronca, Herbert A. Newhouse, Rick G. Lester, Catherine Sliva, Douglas Woodul, Steven Curran, Dean Bouillion and Lucynda Herrin.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the business, condition (financial or otherwise), results of operations, Properties or liabilities of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

            "MATERIAL CONTRACTS" shall mean, as to any Person, any supply, purchase, service, employment, tax, indemnity or other agreement for which the aggregate amount or value of services performed or to be performed for or by, or Property transferred or to be transferred to or by, such Person or any of its Restricted Subsidiaries party to such agreement, or by which such Person or any of its Restricted Subsidiaries or any of their respective Properties are otherwise bound, during any fiscal year of the Company exceeds $500,000, as the same shall be amended, modified and supplemented and in effect from time to time.

            "MATERIAL LICENSES" shall have the meaning given to such term in
Section 8.18 hereof.

            "MAXIMUM RATE" shall mean the maximum lawful non-usurious rate of interest (if any) which, under any law in effect and applicable to any Lender, is permitted to be charged by such Lender to the Obligors on the transactions evidenced by this Agreement and the Notes from time to time in effect, including changes in such Maximum Rate attributable to changes under such law which permit a greater rate of interest to be contracted for, charged, collected, received or taken as of the effective dates of such respective changes.

            "MORTGAGE" shall mean a Mortgage, Deed of Trust, Security Agreement, Assignment of Production, Financing Statement (Personal Properties Including Hydrocarbons) and Fixture Filing, dated as of the Closing Date and in substantially the form of Exhibit C hereto, as modified and supplemented and in effect from time to time. The Mortgages shall collectively cover all of the right, title and interest in and to not less than 80% of the aggregate Present Value of Reserves attributable to the Proved Developed Oil and Gas Reserves and Proved Oil and Gas Reserves owned by the Company and its Restricted Subsidiaries on the date hereof and given value in determining the Borrowing Base.

            "MORTGAGED PROPERTIES" shall mean the O&G Properties subject to the Lien of the Mortgages.

            "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

            "NET AVAILABLE PROCEEDS" shall mean, in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Restricted Subsidiaries in respect of such Equity Issuance net of expenses incurred by the Company and its Restricted Subsidiaries in connection therewith.

            "NET INCOME" shall mean, for any period, net income of the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period.

            "NON-RECOURSE DEBT" shall mean any Indebtedness of any Unrestricted Subsidiary in respect of which the sole recourse of the holder or holders thereof (except to the extent approved by the Majority Lenders) is to such Unrestricted Subsidiary and/or one or more of its Subsidiaries (which is an Unrestricted Subsidiary) and/or any other Person (other than the Company and/or any Restricted Subsidiary) and the terms and conditions of the non-recourse provisions of which are reasonably acceptable to the Majority Lenders; PROVIDED that the existence in any document executed by any such Unrestricted Subsidiary in connection with such Non-Recourse Debt (the "SUBJECT DEBT") of a provision which provides for recourse to the Properties or assets of the Company, or any Restricted Subsidiary generally by reason of gross negligence or willful misconduct of such Unrestricted Subsidiary, will not cause the Subject Debt to be excluded from the definition of "Non-Recourse Debt" prior to the time that a claim is made against the Company or such Restricted Subsidiary, as the case may be, alleging the gross negligence or willful misconduct of such Unrestricted Subsidiary, as the case may be (it being understood that immediately upon any such claim being made against the Company or such Restricted Subsidiary the amount of such claim shall cease to be Non-Recourse Debt).

            "NOTES" shall mean the promissory notes provided for by Section 2.07 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            "O&G BUSINESS" shall mean the lines of business referred to in
Section 9.11 hereof.

            "O&G PROPERTIES" shall mean all Property owned by the Company or any of its Restricted Subsidiaries from which Hydrocarbons may be severed or extracted in commercially feasible quantities.

            "OBLIGORS" shall have the meaning assigned to such term in the recital of parties to this Agreement.

            "OPERATING EXPENSES" shall mean, for any period, the sum of the following for the Company and its Restricted Subsidiaries (determined on an aggregate basis in accordance with GAAP) to the extent accrued or paid during such period (without duplication): (a) leasehold operating expenses, (b) Taxes (other than Taxes of any Government Authority paid in respect of the net income or net profit of the Company and its Restricted Subsidiaries); (c) general and administrative and other overhead expenditures; and (d) all other operating expenses.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "PERMITTED HOLDERS" shall mean Management, the Fund and any other investment fund the managing general partner of which is FRC.

            "PERMITTED INVESTMENTS" shall mean (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than 180 days from the date of acquisition thereof; (b) certificates of deposit issued by or other overnight deposits with any bank or trust company having capital, surplus and undivided profits of at least $500,000,000 and having long term unsecured and unguaranteed debt rated "A" or better or "A2" or better by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof, and (d) repurchase agreements and reverse repurchase agreements with any bank having combined capital and surplus in an amount of not less than $500,000,000, or any primary dealer of United States government securities, in each case having long term unsecured and unguaranteed debt rated "A" or better or "A2" or better by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc., respectively, relating to marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

            "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

            "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

            "PLEDGE AND SECURITY AGREEMENT" shall mean the Pledge and Security Agreement substantially in the form of Exhibit B hereto, as modified and supplemented and in effect from time to time.

            "POST-DEFAULT RATE" shall mean a rate per annum equal to 2% PLUS the Alternate Base Rate as in effect from time to time PLUS the Applicable Margin for ABR Loans, PROVIDED that, with respect to principal of a Eurodollar Loan, the "Post-Default Rate" shall be the greater of (i) 2% PLUS the interest rate for such Loan as provided in Section 3.02 hereof and (ii) the rate provided for above in this definition.

            "PRESENT VALUE OF RESERVES" shall mean, as of any date, estimated cash flow in respect of Proved Developed Oil and Gas Reserves and Proved Oil and Gas Reserves attributable to O&G Properties (calculated in accordance with Chase's customary risk factors and product pricing models for O&G Properties of similar businesses and in similar locations in effect at the time such estimate is made) and discounted to present value at a discount rate for Proved Developed Oil and Gas Reserves and Proved Oil and Gas Reserves acceptable, in each case, to the Required Lenders.

            "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "PROCEEDS PRODUCTION PAYMENTS" shall mean production payment obligations of any Person payable in Dollars or other currencies representing a specified share of proceeds received from specific hydrocarbon Properties, together with all undertakings and obligations in connection therewith.

            "PRODUCTION PAYMENTS" shall mean, collectively, Proceeds Production Payments and Volumetric Production Payments.

            "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "PROVED DEVELOPED OIL AND GAS RESERVES" has the meaning assigned to that term in Regulation S-X promulgated by the SEC, as such Rule is in effect on the date hereof.

            "PROVED OIL AND GAS RESERVES" has the meaning assigned to that term in Regulation S-X promulgated by the SEC, as such Rule is in effect on the date hereof.

            "PROVED UNDEVELOPED RESERVES" has the meaning assigned to that term in Regulation S-X promulgated by the SEC, as such Rule is in effect on the date hereof.

            "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

            "REDETERMINATION EVENT" shall mean the occurrence of any of the following:

            (a) the giving by the Administrative Agent or the Required Lenders of a notice to the Company indicating that the Borrowing Base and Threshold Amount will be redetermined pursuant to Section 2.11(c) hereof;

            (b) the giving by the Company of a notice to the Administrative Agent and the Lenders requesting that the Borrowing Base and Threshold Amount be determined pursuant to Section 2.11(c) hereof, PROVIDED that not more than two such notices may be given by the Company during any fiscal year of the Company;

            (c) any representation or warranty made or deemed made by any Obligor in this Agreement or in any Mortgage or in any certificate delivered pursuant hereto or thereto with respect to any Mortgaged Property, or made or deemed made by any Obligor in or pursuant to this Agreement with respect to the enforceability of any Mortgage or the creation, perfection or priority of the Lien of such Mortgage, shall prove to have been false or misleading with respect to any material portion of the Mortgaged Property as of the time made or any subsequent date (whether or not the Company or any other Obligor shall have actual knowledge that such representation or warranty is false or misleading); and

            (d) the Company shall default in its obligation to deliver or cause to be delivered any Reserve Report and such default shall continue unremedied for a period of 30 or more days.

            "REGULATIONS A, D, G, T, U AND X" shall mean, respectively, Regulations A, D, G, T, U and X of the Board, as the same may be modified and supplemented and in effect from time to time.

            "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "REQUIRED LENDERS" shall mean Lenders having at least 75% of the aggregate amount of the Commitments or, if the Commitments have been terminated, Lenders holding at least 75% of the aggregate unpaid principal amount of the Loans.

            "RESERVE REPORT" shall mean a report or reports addressed to, among any other Persons, the Administrative Agent and the Lenders, that is prepared on a basis reasonably consistent with the Initial Reserve Evaluation Report and is otherwise in form and substance reasonably satisfactory to the Administrative Agent, prepared by:

            (a) with respect to any report required to be delivered as of the first day of April of any calendar year, one or more Independent Petroleum Engineers; and

            (b) with respect to any report required to be delivered as of the first day of October of any calendar year, the Company's senior petroleum engineer.

            Each such report shall contain:

                (i) for each well included in the Mortgaged Properties, (x) Proved Oil and Gas Reserves, (y) Proved Developed Oil and Gas Reserves and
      (z) Proved Undeveloped Reserves (each, a "CATEGORY OF RESERVES"), in each case, to the extent properly allocable to such well;

               (ii) for each well included in the Mortgaged Properties for each year during the remaining Commercial Operation Period for such well, (x) the projected volume of production attributable to each category of reserves, (y) projected gross cash operating revenues to be received from production attributable to each category of reserves and (z) projected net operating income to be earned from production attributable to each category of reserves, in each case, to the extent properly allocable to such well;

               (iii) for the Mortgaged Properties taken together, the information described in clauses (i) and (ii) above; and

               (iv) for all O&G Properties other dm Mortgaged Properties, the information, on an aggregate basis for all such O&G Properties, described in clauses (i) and (ii) above.

            "RESERVE REQUIREMENT" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

            "RESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "SEC" shall mean the Securities and Exchange Commission (or any governmental agency substituted therefor).

            "SECURITY DOCUMENTS" shall mean, collectively, the Pledge and Security Agreement, the Mortgages and all Uniform Commercial Code financing statements required by this Agreement, the Pledge and Security Agreement or the Mortgages to be filed with respect to the security interests in personal Property created pursuant to the Pledge and Security Agreement or the Mortgages.

            "SOLVENT" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

            "STATUTORY RESERVE RATE" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which Chase is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "SUBSIDIARY GUARANTORS" shall have the meaning assigned to such term in the recital of parties to this Agreement.

            "SWAP TRANSACTION" shall mean (a) any rate, basis, commodity, currency, debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement,
(d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any investment management, master or other agreement providing for any of the foregoing and (h) any combination of any of the foregoing.

            "TANGIBLE NET WORTH" shall mean, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

            (a) the amount of capital stock; PLUS

            (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, MINUS the amount of such deficit); MINUS

            (c) the sum of the following: cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1995.

            "TAXES" shall mean all taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings or other charges which are imposed, levied, collected, withheld or assessed by any political subdivision or taxing authority as of the date of this Agreement or at any time in the future together with interest thereon and penalties with respect thereto, if any, and any payments of principal, interest, charges, fees or other amounts made on or in respect thereof, including without limitation production and severance taxes and windfall profit taxes, and "Tax" and "Taxation" shall be construed accordingly.

            "TGPC" shall mean Tenneco Gas Production Corporation, a Delaware corporation.

            "THRESHOLD AMOUNT" shall mean, on any date, the amount most recently determined to be the "Threshold Amount" in accordance with Section 2.11 hereof.

            "TOTAL CAPITALIZATION" shall mean, as at any date, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

            (a) all Funded Indebtedness; PLUS

            (b) the amount of capital stock; PLUS

            (c) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, MINUS the amount of such deficit).

            "TOTAL INDEBTEDNESS" shall mean, as at any date, the sum of all Funded Indebtedness of the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP).

            "TRANSFER" shall mean the conveyance, sale, lease, assignment, granting of any Lien (other than Liens permitted under Section 9.06 hereof) on or other transfer or disposition of any Property. The terms "Transfer", "Transferred" and "Transferring" shall have correlative meanings.

            "TVC" shall mean Tenneco Ventures Corporation, a Delaware corporation.

            "TYPE" shall have the meaning assigned to such term in Section 1.03 hereof.

            "UNRESTRICTED SUBSIDIARY" shall mean such Subsidiaries of the Company (other than Subsidiary Guarantors) as may be designated by the Company as "Unrestricted Subsidiaries" as provided in Section 1.04 hereof.

            "UTILIZATION LEVEL PERIOD" shall mean a Utilization Level 1 Period, a Utilization Level 2 Period, a Utilization Level 3 Period or a Utilization Level 4 Period.

            "UTILIZATION LEVEL 1 PERIOD" shall mean each period during which the aggregate principal amount of Loans outstanding hereunder is less than or equal to 50% of the Threshold Amount at such time.

            "UTILIZATION LEVEL 2 PERIOD" shall mean each period during which the aggregate principal amount of Loans outstanding hereunder is greater than 50% but less than or equal to 75% of the Threshold Amount at such time.

            "UTILIZATION LEVEL 3 PERIOD" shall mean each period during which the aggregate principal amount of Loans outstanding hereunder is greater than 75% but less than or equal to 100% of the Threshold Amount at such time.

            "UTILIZATION LEVEL 4 PERIOD" shall mean each period during which the aggregate principal amount of Loans outstanding hereunder is greater than 100% of the Threshold Amount at such time.

            "VOLUMETRIC PRODUCTION PAYMENTS" shall mean production payment obligations payable in the form of hydrocarbons constituting a specified share of production from specific hydrocarbon Properties, together with all undertakings and obligations in connection therewith.

            "VOTING CONTROL" shall mean, at any time, the ownership, beneficially and of record, by one Person of outstanding shares of capital stock of another Person that, at such time and at all times thereafter (including, without limitation, following the occurrence of a contingency), have by the terms thereof voting power to elect a majority of the members of the board of directors (or Persons performing similar functions) of such other Person.

            "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

            1.02  ACCOUNTING TERMS AND DETERMINATIONS.

            (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the financial statements as at September 30, 1996 referred to in Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the financial statements as at September 30, 1996 referred to in Section 8.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the financial statements as of September 30, 1996 referred to in Section 8.02 hereof). In calculating compliance with financial covenants (and related definitions) hereunder based on the financial condition or performance of the Company and its Subsidiaries, such calculations shall exclude the financial condition and performance of all Unrestricted Subsidiaries.

            (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

            (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

            1.03 TYPES OF LOANS. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is an ABR Loan or a Eurodollar Loan, each of which constitutes a Type.

            1.04 DESIGNATION OF SUBSIDIARIES AS RESTRICTED OR UNRESTRICTED SUBSIDIARIES. The Company may, but only with the approval of the Majority Lenders, designate (by notice to the Administrative Agent which shall promptly notify the Lenders) a Restricted Subsidiary (as designated in Schedule III hereto) (other than a Subsidiary Guarantor) to be an Unrestricted Subsidiary or an Unrestricted Subsidiary (as designated in Schedule III hereto) to be a Restricted Subsidiary; provided that the Company may, without such approval, designate (by notice to the Administrative Agent which shall promptly notify the Lenders) a corporation or other entity that is formed or acquired as a direct or indirect Subsidiary of the Company after the date hereof (no part of the business or assets of which was owned by the Company or a Restricted Subsidiary prior to the date of such formation or acquisition) to be an Unrestricted Subsidiary on or prior to the date of such formation or acquisition if, after giving effect thereto, no Default shall have occurred and be continuing.

            Section 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS.

            2.01 LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Lender as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of ABR Loans and Eurodollar Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section 2.08 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.08 hereof); PROVIDED that no more than six separate Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time.

            2.02 BORROWINGS. The Company shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account in New York, New York specified by the Administrative Agent, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with Chase in New York, New York.

            2.03  CHANGES OF COMMITMENTS.

            (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

            (b) The Company shall have the right at any time or from time to time (i) so long as no Loans are outstanding, to terminate the Commitments and
(ii) to reduce the aggregate unused amount of the Commitments; PROVIDED that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000).

            (c) The Commitments once terminated or reduced may not be reinstated.

            2.04 COMMITMENT FEE. The Company shall pay to the Administrative Agent for account of each Lender a commitment fee on the daily average unused amount of such Lender's Commitment, for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate as in effect from time to time. Accrued commitment fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

            2.05 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

            2.06 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

            2.07  NOTES.

            (a) The Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

            (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; PROVIDED that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans.

            (c) No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Note pursuant to Section 12.06 hereof (and, if requested by any Lender, the Company agrees to so exchange any Note).

            2.08 OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Sections 2.10, 4.04 and 5.05 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, PROVIDED that:

            (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and

            (b) any Conversion or Continuation of Eurodollar Loans shall be subject to the proviso set forth at the end of Section 2.01 hereof.

Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Eurodollar Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into ABR Loans.

            2.09  MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENTS.

            (a) BORROWING BASE. If the aggregate principal amount of the Loans shall at any time exceed the lesser of (i) the aggregate amount of the Commitments in effect at such time and (ii) the Borrowing Base at such time (such condition being herein called an "OVERAGE"), the Company shall (subject to Sections 2.10 and 5.05 hereof) prepay Loans in an amount equal to the amount of such overage. Such prepayment shall be made no later than the date 30 days following the date on which such overage first occurred unless the Company shall theretofore have eliminated such overage (through a redetermination of the Borrowing Base as provided in Section 2.11 hereof) in a manner acceptable to the Administrative Agent and the Required Lenders, PROVIDED that if the Borrowing Base has decreased by reason of a sale, lease, transfer or other disposition of any Property of the Company or any of its Restricted Subsidiaries or any other voluntary action taken by an Obligor, such prepayment shall be made on such earlier date or dates as the Required Lenders (through the Administrative Agent) may specify to the Company.

            (b) THRESHOLD AMOUNT. If the aggregate principal amount of the Loans shall at any time after the first anniversary of the Closing Date exceed the Threshold Amount at such time, the Company shall (subject to Sections 2.10 and 5.05 hereof) immediately prepay Loans in an amount equal to such excess. Notwithstanding any provision of this Agreement to the contrary, on any date after the first anniversary of the Closing Date, any reference in this Agreement or any of the other Basic Documents to the "Threshold Amount" shall be deemed to be a reference to the "Borrowing Base."

            (c) EXCESS CASH FLOW. If at the end of any fiscal quarter of the Company the aggregate principal amount of the Loans shall exceed the Threshold Amount (each such fiscal quarter, a "SPECIFIED QUARTER"), then the Company shall (subject to Sections 2.10 and 5.05 hereof) prepay a principal amount of the Loans and accrued interest thereon in an aggregate amount equal to 100% of Excess Cash Flow for such Specified Quarter. Such prepayment shall be made no later than the date 30 days after the end of such Specified Quarter.

            (d) Any prepayment of principal of the Loans made pursuant to clause
(b) or (c) of this Section 2.09 shall automatically reduce the Borrowing Base and the Threshold Amount, if applicable, by the amount of such prepayment.

            2.10 MINIMUM AMOUNT OUTSTANDING. Notwithstanding anything in Sections 2.08 and 2.09 to the contrary (but without limiting Section 3.01 hereof), following the making of the initial Loan hereunder, the Company shall not, nor shall the Company be obligated to, prepay any Loan or Loans if, after giving effect to such prepayment, the aggregate principal amount of Loans outstanding would be less than $100.

            2.11 BORROWING BASE AND THRESHOLD AMOUNT DETERMINATIONS AND COMPUTATIONS.

            (a) INITIAL AMOUNTS. The Borrowing Base in effect on the date of this Agreement is hereby determined to be $65,000,000 (as such amount may be reduced pursuant to Section 2.09(d) hereof), and the Threshold Amount in effect on the date of this Agreement is hereby determined to be $45,000,000. The Borrowing Base and the Threshold Amount shall remain at the respective amounts determined pursuant to the first sentence of this Section 2.11(a) until the date on which the Administrative Agent shall next establish the Borrowing Base and Threshold Amount (prior to the first anniversary of the Closing Date) as provided in Section 2.11(b) hereof or Section 2.11(c) hereof.

            (b) SCHEDULED REDETERMINATIONS. (i) As promptly as practicable, but in any event within 30 days, following the receipt of any Reserve Report required to be delivered under Section 9.01(e), the Administrative Agent (in consultation with the Lenders) shall (A) redetermine the Borrowing Base and the Threshold Amount on the basis of such Reserve Report in the manner provided in clause (ii) of this Section 2.11(b), (B) notify the Lenders of such redetermination and (C) if such redetermination is approved by the Required Lenders (provided that if any Lender fails to respond to the notification from the Administrative Agent delivered pursuant to clause (B) within 15 days of the delivery thereof, such Lender shall be deemed to have approved the proposed redetermination), notify the Lenders of the Borrowing Base and, if prior to the first anniversary of the Closing Date, the Threshold Amount as so redetermined. Such redetermined Borrowing Base and the Threshold Amount shall become effective on the date on which the Company receives written notice of the redetermined Borrowing Base or Threshold Amount, as applicable (or such later date as notified by the Administrative Agent to the Company and the Lenders) and shall remain effective until again redetermined pursuant to this Section 2.11. Each date on which a redetermination of the Borrowing Base or, if prior to the first anniversary of the Closing Date, the Threshold Amount becomes effective as provided in the preceding sentence is herein called a "REDETERMINATION DATE".

                     (ii) Each redetermination by the Administrative Agent of
            the Borrowing Base (and the Required Lenders' approval thereof) shall be made on the basis of parameters which may include the Present Value of Reserves attributable to O&G Properties as set forth in the related Reserve Report, as adjusted by the Administrative Agent with the approval of the Required Lenders, in its and their reasonable discretion, using the rates, factors, values, estimates, assumptions and computations set forth in such Reserve Report and any other relevant information or factors (such adjustments being herein called "BORROWING BASE ASSUMPTIONS").

            (c) UNSCHEDULED REDETERMINATIONS. Not later than the date 45 days after any Redetermination Event, the Administrative Agent may (and (i) if requested by the Required Lenders or (ii) if such Redetermination Event is an event referred to in paragraph (b) of the definition of such term in Section
1.01 hereof, shall), by notice to the Company and the Lenders, re-establish the Borrowing Base and, if prior to the first anniversary of the Closing Date, the Threshold Amount with the approval of the Required Lenders. In determining the Borrowing Base and, if prior to the first anniversary of the Closing Date, the Threshold Amount pursuant to this Section 2.11(c), the Administrative Agent shall (with the approval of the Required Lenders) be entitled to give effect to the occurrence of any events or circumstances giving rise to or constituting the relevant Redetermination Event. Any determination of the Borrowing Base following a Redetermination Event referred to in paragraph (d) of the definition of such term in Section 1.01 hereof shall be made by the Administrative Agent and the Required Lenders in their sole discretion based on such factors as they deem relevant. The effective date of the redetermined Borrowing Base and Threshold Amount, if applicable, shall be established in accordance with Section 2.11(b) hereof, provided that no Reserve Report shall be required for a determination of the Borrowing Base following a Redetermination Event referred to in paragraph (d) of the definition of such term in Section 1.01 hereof.

            (d) DETERMINATIONS. Each determination of the Borrowing Base pursuant to Sections 2.11(b) and (c) hereof shall be the Administrative Agent's determination of the aggregate value of the Obligor's interest in the O&G Properties, and shall be the Borrowing Base until the date on which the Administrative Agent, with the approval of the Required Lenders, shall next establish the Borrowing Base as provided in Section 2.11(b) or 2.11(c) hereof. Each determination of the Threshold Amount pursuant to Sections 2.11(b) and (c) hereof shall be the Administrative Agent's, with the approval of the Required Lenders, determination of the aggregate value of the Obligor's interest in the O&G Properties, and shall be the Threshold Amount until the date on which the Administrative Agent, with the approval of the Required Lenders, shall next establish the Threshold Amount as provided in Section 2.11(b) or 2.11(c) hereof. In determining the Borrowing Base and the Threshold Amount pursuant to Sections 2.11(b) and (c) hereof or the definition of "Present Value of Reserves" in
Section 1.01 hereof, the Administrative Agent shall (in consultation with the Lenders), (x) employ the oil and gas lending criteria generally employed by Chase on the date of such determination with respect to borrowers similar to the Company, and (y) be entitled to take into account such rates, factors, values, estimates and assumptions as the Administrative Agent shall, in its reasonable discretion, deem relevant for the purpose of such determination, together with the report most recently delivered under Section 9.01(e) hereof.

            Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

            3.01 REPAYMENT OF LOANS. The Company hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Loans, and each Loan shall mature, on the Commitment Termination Date.

            3.02 INTEREST. The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

            (a) during such periods as such Loan is an ABR Loan, the Alternate Base Rate (as in effect from time to time) PLUS the Applicable Margin; and

            (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate:

            (x) on any principal of any Loan made by such Lender and on any other amount payable by the Company hereunder or under the Note held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full and

            (y) on any principal of any Loan made by such Lender during any period when an Event of Default shall have occurred under Section 10(a) hereof and for so long as such Event of Default shall be continuing.

Accrued interest on each Loan shall be payable (i) in the case of an ABR Loan, on the last Business Day of each month, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

            Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

            4.01  PAYMENTS.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account in New York, New York specified by the Administrative Agent not later than 2:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

            (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Administrative Agent), PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.


            (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

            (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

            (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

            4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.01 hereof shall be made from the Lenders, each payment of commitment fee under Section 2.04 hereof shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.03 hereof shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans by the Company shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by the Company shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

            4.03 COMPUTATIONS. Interest on Loans and commitment fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Prime Rate, interest on ABR Loans shall be computed on the basis of a year of 365 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

            4.04 MINIMUM AMOUNTS. Except for mandatory prepayments made pursuant to Section 2.09 hereof and Conversions or prepayments made pursuant to Section
5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $500,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), PROVIDED that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $5,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be ABR Loans during such period.

            4.05 CERTAIN NOTICES. Notices by the Company to the Administrative Agent of determinations or reductions of the Commitments and of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                      Number of
                                                      Business
                 Notice                              Days Prior
                 ------                              ----------

Termination or reduction of Commitments                   3

Borrowing or prepayment of, or Conversions
into, ABR Loans                                           1

Borrowing or prepayment of, Conversions
into, Continuations as, or duration of
Interest Period for, Eurodollar Loans                     3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section
4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into an ABR Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan.

            4.06 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender or the Company (the "PAYOR") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                      (i) if the Required Payment shall represent a payment to
            be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment; and

                     (ii) if the Required Payment shall represent proceeds of a
            Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

            4.07  SHARING OF PAYMENTS, ETC.

            (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

            (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

            (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lander to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

            Section 5.  YIELD PROTECTION, ETC.

            5.01  ADDITIONAL COSTS.

            (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

                      (i) shall subject any Lender (or its Applicable Lending
            Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its
            Note in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

                     (ii) imposes or modifies any reserve, special deposit or
            similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or

                    (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert ABR Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (b) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

            (c) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; PROVIDED that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth in reasonable detail the basis and amount of each request by such Lender for compensation under paragraph
(a) or (b) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, PROVIDED that such determinations and allocations are made in good faith and on a reasonable basis.

            5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

            (a) the Administrative Agent determines in good faith, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

            (b) the Majority Lenders determine in good faith, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert ABR Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into ABR Loans in accordance with Section 2.08 hereof.

            5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

            5.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert ABR Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its ABR Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as ABR Loans, and all ABR Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as ABR Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's ABR Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

            5.05 COMPENSATION. The Company shall pay to the Administrative Agent for account of each Lender, upon the written request of such Lender through the Administrative Agent (which request shall set forth in reasonable detail the basis therefor), such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) that such Lender determines is attributable to:

            (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
      Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof (other than as a result of a default by such Lender of its obligations pursuant to Section 2.01 or
      2.02 hereof or by the Administrative Agent of its obligations pursuant to
      Section 2.02 hereof).

            5.06  U.S. TAXES.

            (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes (other than U.S. Taxes attributable to payments that are effectively connected with the conduct of a trade or business within the United States of America, within the meaning of Section 864 of the Code as in effect on the date hereof) imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, PROVIDED that the foregoing obligation to pay such additional amounts shall not apply:

                      (i) to any payment to any Lender hereunder unless such
            Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof), on the date of each payment hereunder and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

                     (ii) to any U.S. Taxes imposed solely by reason of the
             failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non- U.S. Person (or such beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "U.S. PERSON" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. TAXES" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "FORM 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "FORM 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

            (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

            (c) If any Lender shall be entitled to compensation under this
Section 5.06, such Lender, within a reasonable time after becoming entitled to such compensation, shall (unless otherwise required by a Government Authority or a result of any law, rule, regulation, order or similar directive applicable to such Lender) designate a different Applicable Lending Office from that initially selected by such Lender to which payments are to be made under the Basic Documents, if such designation would avoid the need for (or reduce the amount of) such compensation and would not, in the sole opinion of such Lender, be otherwise disadvantageous to such Lender.

            5.07 REPLACEMENT OF LENDERS. If any Lender defaults in its obligation to make Loans under Section 2.01 hereof or requests compensation pursuant to Section 5.01 or 5.06 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Type into, any other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender so defaulting or requesting such compensation or whose obligations are so suspended, being herein called a "RELEVANT LENDER"), the Company, upon three Business Days notice given when no Default shall have occurred and be continuing, may require that such Relevant Lender transfer all of its right, title and interest under this Agreement and such Relevant Lender's Notes to any bank or other financial institution identified by the Company that is satisfactory to the Agent, in its discretion reasonably exercised (a "PROPOSED LENDER"), provided that (i) such Proposed Lender agrees to assume all of the obligations of such Relevant Lender hereunder, and to purchase all of such Relevant Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Relevant Lender's Loans, together with interest thereon to the date of such purchase, and arrangements satisfactory to such Relevant Lender are made for payment to such Relevant Lender of all other amounts payable hereunder to such Relevant Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Relevant Lender's Loans were being prepaid in full on such date) and (ii) if such Relevant Lender has requested compensation pursuant to Section 5.01 or 5.06 hereof, such Proposed Lender's aggregate requested compensation, if any, paid pursuant to Section 5.01 or 5.06 hereof with respect to such Relevant Lender's Loans is lower than that of the Relevant Lender. Subject to the provisions of Section 12.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 5.01, 5.06 and 12 hereof (without duplication of any payments made to such Relevant Lender by the Company or the Proposed Lender) shall survive for the benefit of such Relevant Lender under this Section 5.07 with respect to the time prior to such replacement.

            Section 6.  GUARANTEE.

            6.01 THE GUARANTEE. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Note held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Loan Documents, and all obligations of the Company or any of its Restricted Subsidiaries to any Lender in respect of any Swap Transactions, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the" GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            6.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Subsidiary Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

                      (i) at any time or from time to time, without notice to
            the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                     (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                    (iii) the maturity of any of the Guaranteed Obligations
            shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                     (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Each Subsidiary Guarantor agrees that its obligations pursuant to this Section 6 shall not be affected by any assignment or participation entered into by any Lender pursuant to Section 12.06 hereof.

            6.03 REINSTATEMENT. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            6.04 SUBROGATION. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy
Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 6 and further agrees with the Company for the benefit of each of its creditors (including, without limitation, each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Subsidiary Guarantor to the Company (or an investment in the equity capital of the Company by such Subsidiary Guarantor).

            6.05 REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 6.01.

            6.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

            6.07 CONTINUING GUARANTEE. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

            6.08 RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

            For purposes of this Section 6.08, (i) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other

Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

            6.09 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 hereof would otherwise, taking into account the provisions of
Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

            Section 7.  CONDITIONS PRECEDENT.

            7.01 INITIAL LOAN. The obligation of any Lender to make its initial Loan hereunder is subject to the conditions precedent that (i) such Loan shall be made on or before December 31, 1996 and (ii) the Administrative Agent shall have received the following (with, in the case of the documents referred to in clauses (a), (b), (c), (d), (k) and (o) below, sufficient copies for each Lender), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

            (a)   CORPORATE DOCUMENTS.

                      (i) For each Obligor, a copy of the charter, as amended
            and in effect, of such Obligor certified as of a date reasonably close to the Closing Date by the appropriate Secretary of State and a certificate from such Secretary of State dated as of a date reasonably close to the Closing Date as to the good standing of and listing the charter documents filed by such Obligor.

                     (ii) For each Obligor, a certificate of the Secretary or an
            Assistant Secretary of such Obligor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Obligor as amended and in effect at all times from the date on which the resolutions referred to in clause (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Obligor authorizing the execution, delivery and performance of such of the Basic Documents to which such Obligor is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of such Obligor has not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Obligor executing such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection therewith (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor).

                    (iii) For each such Obligor, a certificate of another
            officer of such Obligor, dated the Closing Date, as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of such Obligor.

                     (iv) Certificates of the appropriate official of the States of Louisiana, Texas and Mississippi, each dated a date reasonably close to the Closing Date, as to the good standing of, and authority to transact business of each of the Obligors, as applicable.

            (b) OFFICER'S CERTIFICATE. A certificate of a Senior Officer of the Company, dated the Closing Date, to the effect set forth in the first sentence of Section 7.02 hereof.

            (c) OPINION OF COUNSEL TO THE OBLIGORS. An opinion, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel to the Obligors, substantially in the form of Exhibit D hereto (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

            (d) OPINION OF SPECIAL NEW YORK COUNSEL TO CHASE. An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit F hereto (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

            (e) NOTES. The Notes, duly completed and executed for each Lender.

            (f) ACQUISITION; EQUITY DOCUMENTS.

                      (i) Evidence that the Acquisition shall have been, or
            substantially simultaneously with the initial borrowing hereunder shall be, consummated in accordance with the terms and conditions set forth in the Acquisition Agreement and (unless the Majority Lenders shall have consented thereto) without giving effect to any waiver of any conditions precedent to such consummation set forth in the Acquisition Agreement which would have a materially adverse effect on (i) the Mortgaged Properties or any other material portion of the Property securing the obligations of the Obligors under the Loan Documents or (ii) the financial condition of the Company and the Subsidiaries taken as a whole.

                     (ii) Evidence that the Company shall have received net cash consideration (prior to the payment of any transaction expenses) of not less than $30,000,000 representing proceeds of an aggregate of 9519.4717 shares of common stock of the Company, all of which shares shall have been duly authorized, executed, issued and delivered by the Company to the Fund and containing terms in form and substance satisfactory to each Lender.

                    (iii) Copies of all Acquisition Documents and all Equity
            Documents (including all exhibits and schedules thereto and all supplements and modifications thereof) certified by the Chief Financial Officer as true and complete.

                     (iv) Evidence of all approvals necessary in connection with the Acquisition and the transactions contemplated by the Equity Documents having been obtained and in full force and effect.

                      (v) Letters addressed to the Administrative Agent and the
            Lenders from all counsel that have rendered opinions to any of the Obligors in connection with the Acquisition or the Equity Documents stating that the Administrative Agent and the Lenders may rely on such opinions as fully as if such opinions were addressed to them.

                     (vi) Evidence that the Company shall have received a net
            cash dividend of not less than $6,000,000 from Tenneco Ventures Finance Corporation and evidence that such dividend has been applied by the Company to the Acquisition.

            (g)   SECURITY DOCUMENTS.

                      (i) PLEDGE AND SECURITY AGREEMENT. The Pledge and Security
            Agreement, duly executed and delivered by the Obligors and the Administrative Agent and the certificates identified under the name of such Obligor in Annex 1 thereto, in each case accompanied by undated stock powers executed in blank.

                     (ii) MORTGAGES. One or more Mortgages, each duly executed
            and delivered by the applicable Obligor and in recordable form in each of the jurisdictions where Mortgaged Properties covered by such Mortgage are located and having attached thereto property descriptions that are in form and substance satisfactory to the Lenders.

In addition, the Obligors shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Pledge and Security Agreement and the Mortgages.

            (h) PROPERTY INFORMATION. Such information regarding the title of the Obligors to the Mortgaged Properties and the priority of the Lien of the Mortgages as the Administrative Agent or any Lender may reasonably request.

            (i) OPINIONS OF LOCAL COUNSEL. An opinion, dated the initial Borrowing Date, of counsel licensed to practice law in each of the States of Texas and Louisiana substantially in the form of Exhibit E hereto and covering such other matters as the Administrative Agent may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

            (j) UCC, TAX LIEN, JUDGMENT AND LITIGATION SEARCHES. Reports satisfactory to the Lenders listing the results of Uniform Commercial Code filing, tax lien, judgment and litigations searches prepared by one or more firms satisfactory to the Administrative Agent with respect to the Obligors in each jurisdiction in which such Obligor maintains its principal place of business or in which any of the Mortgaged Properties are located.

            (k) INITIAL RESERVE EVALUATION REPORT. A certified copy of the Initial Reserve Evaluation Report in form and substance satisfactory to the Lenders, together with a letter authorizing the Administrative Agent and the Lenders to rely on the information contained in such report.

            (l) INSURANCE. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company pursuant to Section 9.04 hereof, such certificates to be in such form and contain such information as is specified in said Section 9.04. In addition, the Company shall have delivered a certificate of a Senior Financial Officer setting forth the insurance obtained by it in accordance with the requirements of Section 9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

            (m) ENVIRONMENTAL DUE DILIGENCE. A copy of the report dated December 16, 1996 prepared by Pilko and Associates, the results of which report shall be in form and substance satisfactory to the Majority Lenders.

            (n) FINANCIAL CONDITION, ETC. Financial projections of the Company reflecting the forecasted financial condition, sales, Capital Expenditures, income and expenses of the Company and its Subsidiaries after giving effect to this Agreement, the Acquisition and the other transactions contemplated to occur on or prior to the Closing Date hereunder and under the other Basic Documents (and all such projections shall be in form and content satisfactory to the Lenders).

            (o) ARRANGEMENTS RELATING TO CERTAIN EXISTING INDEBTEDNESS. Evidence satisfactory to the Administrative Agent that the rights of the holders of Indebtedness of TGPC indicated on Schedule I hereto as "Specified TGPC Indebtedness" shall have been, or simultaneously herewith shall be, converted to a "net profits" interest in TGPC's O&G Properties.

            (p) OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

The obligation of any Lender to make its initial Loan hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, and Pilko and Associates in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

            7.02 INITIAL AND SUBSEQUENT LOANS. The obligation of the Lenders to make any Loan to the Company upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

            (a) no Default shall have occurred and be continuing;

            (b) the representations and warranties made by the Company in
      Section 8 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

            (c) the aggregate principal amount of the Loans shall not exceed the Borrowing Base then in effect.

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

            Section 8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and the Lenders that:

            8.01 CORPORATE EXISTENCE. Each of the Company and its Restricted
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

            8.02 FINANCIAL CONDITION. The Company has heretofore furnished to each of the Lenders consolidated and consolidating balance sheets of TGPC and TVC, as predecessors in interest of the Company and its consolidated Subsidiaries (in such capacity, the "PREDECESSORS") as at December 31, 1995 and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Predecessors for the fiscal year ended on said date, and the consolidated and consolidating balance sheets of the Predecessors as at September 30, 1996 and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Predecessors for the nine-month period ended on such date. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Predecessors and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of the Predecessors, as at said dates and the consolidated and unconsolidated results of their operations for the fiscal year and nine-month period ended on said dates (subject, in the case of such financial statements as at September 30, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Company nor any of its consolidated Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes or royalties, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1995, except as contemplated by the Basic Documents, there has been no material adverse change in the business, consolidated condition (financial or otherwise), results of operations, Properties or liabilities taken as a whole of the Predecessors (or the Company and its Subsidiaries) from that set forth in said financial statements as at said date except as disclosed on Schedule VII hereto (and on the Closing Date the Company shall deliver a certificate of its Chief Financial Officer to the effect set forth in this sentence).

            8.03 LITIGATION. Except as disclosed on Schedule V hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

            8.04 NO BREACH. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the

Company or any of its Restricted Subsidiaries pursuant to the terms of any such agreement or instrument.

            8.05 ACTION. Other than the Notification and Report Form in respect of the Acquisition and the Equity Documents furnished to the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            8.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other Basic Documents or any Acquisition Document or Equity Document to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

            8.07 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 9.01(d) hereof. The Company has no ERISA Affiliates other than its Subsidiaries.

            8.08 TAXES. The Company and its corporate Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which (prior to giving effect to the Acquisition) El Paso is the "common parent" (within the meaning of Section 1504 of the Code) of such group. Immediately following the Acquisition, the Company and its corporate Subsidiaries will be members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company will be the "common parent" (within the meaning of said Section 1504) of such group. Immediately following the Acquisition, there will be no tax sharing, tax allocation or similar agreement in effect providing for the manner in which tax payments owing by the members of such affiliated group (whether in respect of Federal or state income or other taxes) are allocated among the members of the group except as permitted by Section
9.13. Except for Federal income tax returns and other tax returns, the failure of either of which to file or pay could not reasonably be expected to have a Material Adverse Effect, the Company and its corporate Subsidiaries have filed (either directly, or indirectly through El Paso (which term includes, for purposes of this Section 8.08, El Paso's predecessors in interest)) all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid (either directly, or indirectly through El Paso) all taxes due pursuant to such returns or pursuant to any assessment received by El Paso or by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, at all times immediately following the Closing Date adequate.

            8.09 INVESTMENT COMPANY ACT. Neither the Company nor any of its Restricted Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            8.10 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            8.11  MATERIAL AGREEMENTS AND LIENS.

            (a) Part A of Schedule I hereto is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, (x) the Company or any of its Restricted Subsidiaries, outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $250,000, and (y) any of the Company's Unrestricted Subsidiaries, outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds $1,000,000 and in each such case the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

            (b) Part B of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $250,000 and covering any Property of the Company or any of its Restricted Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

            8.12 ENVIRONMENTAL MATTERS. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

            In addition, except as set forth in Schedule II hereto:

            (a) To the Company's knowledge no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries that could reasonably be expected to result in a liability in excess of $25,000.

            (b) To the Company's knowledge neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                      (i) no polychlorinated biphenyls (PCB's) is or has been
            present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

                     (ii) no asbestos or asbestos-containing materials is or
            has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

                    (iii) there are no underground storage tanks or surface
            impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which requires any investigation, notification or remediation under any Environmental Laws;

                     (iv) no Hazardous Materials have been Released at, on or
            under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                      (v) no Hazardous Materials have been otherwise Released
            at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

            (c) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries.

            (d) No Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Company or any of its Subsidiaries at any location other than those listed in
Schedule II hereto.

            (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

            (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

            (g) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

            8.13 CAPITALIZATION. The authorized capital stock of the Company consists, on the date hereof (after giving effect to any capital stock to be issued to Management or the Fund on or prior to the date hereof), of an aggregate of 20,000 shares consisting of 20,000 shares of common stock, par value $.01 per share, of which 9519.4717 shares are duly and validly issued and outstanding each of which shares is fully paid and nonassessable; and

Schedule X hereto sets forth, as of the date hereof, the beneficial and record ownership of the issued and outstanding shares of common stock of the Company. As of the date hereof, except as described on Schedule VI hereto (x) there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Restricted Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Restricted Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Restricted Subsidiaries.

            8.14  SUBSIDIARIES, ETC.

            (a) Set forth in Part A of Schedule III hereto is a complete and correct list of all of the Subsidiaries of the Company after giving effect to the Acquisition as of the date hereof together with, for each such Subsidiary,
(i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and
(z) there are no outstanding Equity Rights with respect to such Person.

            (b) Set forth in Part B of Schedule III hereto is a complete and correct list of all Investments (other than Investments disclosed in Part A of said Schedule III hereto) held by the Company or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

            (c) None of the Restricted Subsidiaries of the Company is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.15(c) hereof.

            8.15 TITLE TO ASSETS. On the Closing Date the Company and its Subsidiaries own and have (and following the Closing Date the Company and its Restructured Subsidiaries will own and have) good and legal title (subject only to Liens permitted by Section 9.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05 hereof). The Company and its Restricted Subsidiaries own and have on the date hereof good and legal title to, and enjoy on the date hereof peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of their respective businesses. The Company and its Restricted Subsidiaries have the right to, and do, enjoy peaceful and undisturbed possession under all leases to which any of them is a party or under which any of them is operating, all such leases are valid, subsisting and in full force and effect, none of such leases is in default and no event has occurred and is continuing, and no condition exists that, after notice or the passage of time or both could reasonably be expected to become a default under any such lease, except for any failure to have such right or enjoy such possession, for any such invalidity or failure to subsist or be in full force and effect and for any such default, event or condition that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.16 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

            8.17 REAL PROPERTY. Other than the O&G Properties, set forth on
Schedule IV attached hereto is a list, as of the date hereof, of all of the real property interests held by the Company and its Restricted Subsidiaries, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

            8.18 LICENSES; PERMITS, ETC. Each of the Company and its Restricted Subsidiaries possesses all licenses, permits, franchises, certificates of convenience and necessity, rights-of-way, easements, authorizations, patents, copyrights, trademarks, service marks and trade names or rights thereto ("MATERIAL LICENSES") required to conduct its business as now conducted or as now proposed to be conducted, in each case without conflict with the rights of others, except in any such case for such Material Licenses if the failure to possess the same would not have a Material Adverse Effect.

            8.19 CERTAIN AGREEMENTS, DOCUMENTS, CONTRACTS AND LICENSES. Except as set forth in Schedule VIII hereto, none of the Company or any of its Restricted Subsidiaries is, or (with the giving of notice or the lapse of time or both) would be, in default under any

Material Contract to which the Company or any of its Restricted Subsidiaries is a party or any Material License that the Company or any of its Restricted Subsidiaries possesses.

            8.20 COMPLIANCE WITH LAWS. Except as set forth on Schedule IX hereto, the Company and its Subsidiaries have prepared and submitted all reports and have obtained all permits, consents, licenses and other authorizations required under all Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each Obligor and its Subsidiaries is in compliance with (i) the terms and conditions thereof, and (ii) all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Law, except, in each case, to the extent failure to comply therewith could not reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

            8.21 USE OF CREDIT. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (as such term is defined in Regulation U), and no part of the proceeds of the Loans hereunder will be used to buy or carry any margin stock.

            8.22 SOLVENCY. On the Closing Date and after giving effect to the transactions contemplated hereby and by the Acquisition Documents (including, without limitation, the borrowing of the Loan hereunder contemplated to be borrowed to consummate the Acquisition), the Company and its Subsidiaries, taken as a whole, will be Solvent.

            Section 9.  COVENANTS OF THE COMPANY.

            The Company covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

            9.01 FINANCIAL STATEMENTS, ETC. The Company shall deliver to each of the Lenders:

            (a) as soon as available and in any event within 50 days after the end of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Senior Financial Officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries, and said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

            (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its consolidated Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Company was not in compliance with Sections 9.07, 9.09 and 9.10 hereof, insofar as such Sections relate to accounting matters, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

            (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

            (d) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                      (i) any reportable event, as defined in Section 4043(c) of
            ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of
            Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                     (ii) the distribution under Section 4041 of ERISA of a
            notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                    (iii) the institution by the PBGC of proceedings under
            Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                     (iv) the complete or partial withdrawal from a
            Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
            Section 4041A of ERISA;

                      (v) the institution of a proceeding by a fiduciary of any
            Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                     (vi) the adoption of an amendment to any Plan that,
            pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

            (e) on or before April 1, 1997 and October 1, 1997 and on or before each March lst and September Ist of each year commencing March 1, 1998, a Reserve Report as of the January 1st and July 1st preceding such April 1st or March 1st and October 1st or September 1st, respectively, together with a certificate of a senior officer of the Company setting forth a statement of whether the Company has, during the semi-annual period ending on the date of such Reserve Report, materially altered its drilling practices (including, without limitation, whether the rate at which new wells were drilled has increased);

            (f) promptly after the Company knows or has reason to know that any Redetermination Event described in clause (c) or (d) of the definition thereof has occurred, notice of such Redetermination Event describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposed to be taken with respect thereto;

            (g) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

            (h) promptly following the delivery thereof to the Company or to the Board of Directors or management of the Company, a copy of any management letter or similar written report by independent public accountants with respect to the financial condition, operations, business or prospects of the Company;

            (i) within 30 days after the beginning of each fiscal year of the Company, a copy of the consolidated operating budget (including, without limitation, projection of the anticipated cash flow and capital expenditure budgets) of the Company and its Restricted Subsidiaries for such fiscal year and an updated business plan for the Company and its Restricted Subsidiaries for such fiscal year, such budget and business plan to be accompanied by a certificate of the Chief Financial Officer specifying the assumptions on which said budget and business plan were prepared, stating that such officer has no reason to question the reasonableness of any material assumptions on which said budget and business plan were prepared and providing such other details as the Administrative Agent may reasonably request; and

            (j) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Restricted Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a Senior Financial Officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto), (ii) to the effect that no Redetermination Event of the type described in clause (c) or (d) of the definition thereof has occurred and is continuing (or, if any such Redetermination Event has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07, 9.09 and 9.10 hereof as of the end of the respective quarterly fiscal period or fiscal year.

            9.02 LITIGATION. The Company will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Restricted Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

            9.03 EXISTENCE, ETC. The Company will, and will cause each of its Restricted Subsidiaries to:

            (a) preserve and maintain its legal existence and all of its Material Licenses and material rights, privileges and franchises (PROVIDED that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

            (b) comply with the requirements of all applicable Laws of Governmental Authorities if failure to comply with such requirements could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

            (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

            (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

            (e) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and

            (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

            9.04 INSURANCE. The Company will, and will cause each of its Restricted Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. The Company will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment. On or before the Closing Date, the Company will deliver to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Company hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the December 31 falling at least six months after the date hereof, subject only to the payment of premiums as they become due. Thereafter, on each November 15 in each year (commencing with the first November 15 after the date hereof), the Company will deliver to the Administrative Agent certificates of insurance evidencing that all insurance required to be maintained by the Company hereunder will be in effect through the December 31 of the calendar year following the calendar year of the current November 15, subject only to the payment of premiums as they become due.

            9.05 PROHIBITION OF FUNDAMENTAL CHANGES. (a) The Company will not, nor will it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

            (b) The Company will not, nor will it permit any of its Restricted Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for (1) the Acquisition; (2) purchases of inventory and other Property to be sold or used in the ordinary course of business; (3) Investments permitted under Section 9.08 hereof; and (4) Capital Expenditures.

            (c) The Company will not, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of (each, a "Disposition"), in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired, including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Company and its Restricted Subsidiaries shall not have a fair market value in excess of $500,000, (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms and (iii) without duplication of clause (i) above, O&G Properties as long as the amount thereof sold in any single fiscal year by the Company and its Restricted Subsidiaries shall not have a fair market value in excess of $2,000,000.

            Notwithstanding the foregoing provisions of this Section 9.05:

                      (i) any Restricted Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Restricted Subsidiary; PROVIDED that (x) if any such transaction shall be between a Restricted Subsidiary and a Wholly Owned Subsidiary which is a Restricted Subsidiary, the Wholly Owned Subsidiary which is a Restricted Subsidiary shall be the continuing or surviving corporation and (y) that if any such transaction shall be between a Subsidiary Guarantor and a Restricted Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents;

                     (ii) any Person (other than the Company or a Restricted
            Subsidiary) may be merged or consolidated with or into the Company or a Restricted Subsidiary; PROVIDED that (x) the Company or such Restricted Subsidiary, as the case may be, shall be the continuing or surviving corporation and (y) the Company obtains the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld;

                    (iii) any Restricted Subsidiary of the Company may sell,
            lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary which is a Restricted Subsidiary of the Company; PROVIDED that if any such sale is by a Restricted Subsidiary Guarantor to a Restricted Subsidiary of the Company not a Subsidiary Guarantor, then such Restricted Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents;

                     (iv) the Company or any Restricted Subsidiary of the
            Company may enter into any farmout, farm in, joint operating, area of mutual interest agreements and/or similar arrangements that the Company determines in good faith to be necessary for the economic development of an O&G Property;

                      (v) the Company and its Restricted Subsidiaries may
            transfer condemned Property to the respective governmental authority or agency that has condemned the same (whether by deed in lieu or condemnation or otherwise), and may transfer Properties that have been subject to a casualty to the respective insurer (or its designee) of such Property as part of an insurance settlement; and

                     (vi) the Company and its Restricted Subsidiaries may engage in Dispositions of O&G Properties in addition to those set forth in clause (c) above, provided (x) the aggregate amount of such Dispositions in any fiscal year by the Company and its Restricted Subsidiaries shall not have a fair market value in excess of $2,000,000, (y) the Company shall or shall cause its Restricted Subsidiary to promptly apply 100% of the net proceeds of such Disposition to the prepayment of the Loans and (z) the Borrowing Base and, if applicable, the Threshold Amount, shall automatically be reduced by 100% of the net proceeds of such Dispositions.

            9.06 LIMITATION ON LIENS. The Company will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

            (a)   Liens created pursuant to the Security Documents;

            (b) Liens in existence on the date hereof and listed in Part B of
      Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule I);

            (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

            (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

            (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (h) Liens on Property of any corporation that becomes a Restricted Subsidiary of the Company after the date hereof, PROVIDED that such Liens are in existence at the time such corporation becomes a Restricted Subsidiary of the Company and were not created in anticipation thereof;

            (i) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Restricted Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; PROVIDED that (i) no such Lien shall extend to or cover any Property of the Company or such Restricted Subsidiary other than the Property so acquired and improvements thereon, (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 70% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise), (iii) no Lien shall be incurred in connection with a Production Payment and (iv) the terms and conditions of any such Indebtedness secured by any such Lien, including without limitation the non-recourse provisions of such Indebtedness, shall be reasonably acceptable to the Majority Lenders;

            (j) with respect to any O&G Property, (i) Liens for farmout, farm in, joint operating, area of mutual interest agreements and/or similar arrangements that the Company determines in good faith to be necessary for the economic development of such O&G Property; PROVIDED that no such Lien (other than Liens under joint operating agreements, which arise in the ordinary course of business) shall be granted upon O&G Properties which are given any value in determining the Borrowing Base and (ii) other Liens expressly permitted by the Mortgage covering such O&G Property;

            (k) statutory and contractual landlords' and lessors' liens under leases to which the Company or its Restricted Subsidiaries is a party;

            (l) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

            (m) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

            (n) royalties, overriding royalties, revenue interests, net revenue interests, advance payment obligations and other similar burdens incurred in the ordinary course of business; PROVIDED that no such royalties, interests, obligations or burdens shall be granted on or after the date of this Agreement on or with respect to Property which is given any value in determining the Borrowing Base;

            (o) Liens created pursuant to any Swap Transactions permitted under
      Section 9.08(e) hereof with any Lender that are pari passu or subordinated to the Liens created pursuant to the Security Documents;

            (p) additional Liens upon real and/or personal Property created after the date hereof, PROVIDED that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $1,000,000 in the aggregate at any one time outstanding;

            (q) Liens arising in the ordinary course pursuant to Section 9.319 of the Texas Business & Commerce Code and comparable statutes under the laws of other States where the Company or its Restricted Subsidiaries have interest in O&G Properties;

            (r) minor irregularities in or deficiencies of title which do not materially interfere with the occupation, use or enjoyment by the owner of such Properties in the normal course of business as presently conducted or materially impair the value thereof for such business;

            (s) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially adversely interfere with the occupation, use and enjoyment of the Property encumbered thereby;

            (t) any obligations or duties, affecting any of the Property, to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property or the purposes for which it is held;

            (u) zoning laws or ordinances and municipal regulations which do not operate to materially interfere with the current operations on the Property; and

            (v) defects or irregularities in the titles to any Property which defects or irregularities have been cured by possession under applicable statutes of limitation.

            9.07  INDEBTEDNESS.

            (a) The Company will not, nor will it permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                      (i) Indebtedness to the Lenders hereunder;

                      (ii) Indebtedness outstanding on the date hereof and
            listed in Part A of Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on said
            Schedule I);

                      (iii) Indebtedness of Restricted Subsidiaries of the
            Company to the Company or to other Restricted Subsidiaries of the Company;

                      (iv) Guarantees by endorsement of negotiable instruments
            for deposit or collection in the ordinary course of business;

                      (v) Guarantees of performance bonds and other obligations
            of a similar nature up to but not exceeding $20,000,000 at any one time outstanding; and

                     (vi) additional Indebtedness of the Company and its
            Restricted Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Sections 9.06(i) or 9.06(p) hereof) up to but not exceeding $1,000,000 at any one time outstanding.

            (b) The Company will not permit any of its Unrestricted Subsidiaries to create, incur or suffer to exist any Indebtedness except Non-Recourse Debt.

            9.08 INVESTMENTS. The Company will not, nor will it permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:

            (a) Investments outstanding on the date hereof and identified in Part B of Schedule III hereto;

            (b) operating deposit accounts with banks;

            (c) Permitted Investments;

            (d) Investments by the Company and its Restricted Subsidiaries in the Company and its Subsidiaries existing on the date hereof (other than in connection with investments pursuant to clause (g) below);

            (e) Swap Transactions entered into by the Company and its Restricted Subsidiaries in the ordinary course of business substantially as conducted on the date hereof and not for speculative purposes;

            (f) Investments in Persons engaged solely in one or more of the construction, exploration, drilling and production activities necessary to retrieve Hydrocarbons from natural reservoirs, the lifting of Hydrocarbons to the surface, the gathering and storage of Hydrocarbons, the acquisition, construction, installation and maintenance of field gathering and storage systems, the acquisition of property rights and properties containing Proved Developed Oil and Gas Reserves for the purpose of retrieving Hydrocarbons and the transportation of Hydrocarbons retrieved by such Person or any of its Restricted Subsidiaries to refineries;

            (g) additional Investments, including additional Investments in Unrestricted Subsidiaries up to but not exceeding $1,000,000 in the aggregate PLUS, following the earlier to occur of (x) the first anniversary of the Closing Date or (y) the date on which the Borrowing Base equals the Threshold Amount, 75% of the cash dividends received from Unrestricted Subsidiaries; and

            (h) Investments in Domain Energy Guarantor Corporation, consisting of the $8,000,000 Subordinated Promissory Note issued by Domain Energy Guarantor Corporation to the Fund on the Closing Date, following surrender of such note by the Fund to the Company in consideration of an Equity Issuance by the Company.

provided that the aggregate amount of Investments that the Obligors may make after the date hereof in Restricted Subsidiaries of the Company that are not Subsidiary Guarantors shall not in any event exceed $2,750,000 PLUS the net proceeds of any issuance or sale by the Company of any of its capital stock or any warrants or options exercisable in respect of its capital stock to Management in connection with investments made in the Company by Management in furtherance of the Acquisition PLUS, following the earlier to occur of (x) the first anniversary of the Closing Date or (y) the date on which the Borrowing Base equals the Threshold Amount, 75% of the cash dividends received from Unrestricted Subsidiaries minus the amount of Investments made pursuant to clause (g) above.

            9.09 DIVIDEND PAYMENTS. The Company will not, nor will it permit any of its Restricted Subsidiaries to, declare or make any Dividend Payment at any time. Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Company to the Company or to any other Restricted Subsidiary of the Company. Notwithstanding the foregoing, Oceana Exploration Company, L.C. and Matrix Energy-T Limited Partnership may declare or make Dividend Payments to the Company or any other

Restricted Subsidiary which is a Wholly-Owned Subsidiary of the Company provided that each such Dividend Payment is made pro rata to the Company or such Restricted Subsidiary which is a Wholly-Owned Subsidiary of the Company as applicable, and the other holders of the membership interests or partnership interests, as applicable, of Oceana Exploration Company, L.C. and Matrix Energy-T Limited Partnership, respectively.

            9.10  CERTAIN FINANCIAL COVENANTS.

            (a) NET TANGIBLE WORTH. The Company will not at any time permit Tangible Net Worth to be less than the sum of (i) $25,000,000 PLUS (ii) 75% of Net Available Proceeds of all Equity Issuances from and after January 1, 1997 PLUS (if positive) (iii) 75 % of Net Income for the period commencing on January 1, 1997 and ending on the last day of the fiscal quarter ending on or most immediately prior to the date of determination.

            (b) INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:

            Period                                    Ratio
            ------                                    -----

      From the Closing Date
      through December 31, 1997                      2.5 to 1

      From December 31, 1997
      and at all times thereafter                    3.0 to 1

            (c) TOTAL INDEBTEDNESS TO TOTAL CAPITALIZATION. The Company will not permit the ratio of Total Indebtedness to Total Capitalization to be greater than the following respective ratios at any time during the following respective periods:

            Period                                    Ratio
            ------                                    -----

      From the Closing Date
      through December 31, 1997                      0.70 to 1

      From December 31, 1997
      and at all times thereafter                    0.65 to 1

            (d) CURRENT RATIO. The Company will not permit the ratio of current assets of the Company and its Restricted Subsidiaries to current liabilities of the Company and its Restricted Subsidiaries to be less than 1.0 to 1 at any time.

For purposes hereof, the terms "CURRENT ASSETS" and "CURRENT LIABILITIES" shall have the respective meanings assigned to them by GAAP, PROVIDED that in any event there shall be excluded from current liabilities the current portion of all Indebtedness hereunder.

            9.11 LINES OF BUSINESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any line or lines of business activity other than (i) the construction, drilling and production activities necessary to retrieve Hydrocarbons from natural reservoirs, the lifting of Hydrocarbons to the surface, the gathering and storage of Hydrocarbons, the acquisition, construction, installation and maintenance of field gathering and storage systems, the acquisition of property rights and properties for the purpose of exploring for, developing and retrieving Hydrocarbons and the transportation of Hydrocarbons retrieved by the Company or any of its Restricted Subsidiaries to end markets and (ii) the making of Investments in other Persons engaged in the activities described in clause (i) of this Section, provided the aggregate of all such Investments shall not exceed the limitations set forth in
Section 9.08(f) hereof.

            9.12 OPERATING LEASES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or suffer to exist, any obligations for the payment of rental for any Property under leases or agreements to lease having a term of one year or more which would cause the direct or contingent liabilities of the Company and its Restricted Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $500,000 payable in any period of 12 consecutive calendar months.

            9.13 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly:

            (a) make any Investment in an Affiliate;

            (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate;

            (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or

            (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate);

PROVIDED that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

            Without limiting the generality of the foregoing, the Company and its Subsidiaries will not be party to any tax sharing or similar arrangement with El Paso or any other Subsidiaries of El Paso (or make payments to El Paso or any other Subsidiaries of El Paso of amounts intended to reimburse El Paso or such other Subsidiaries for having paid any such Federal or state income taxes) if the effect thereof would be to require the Company and its Subsidiaries to make payments in respect of income taxes (or in respect of reimbursement for such taxes) to El Paso or any of such other Subsidiaries in amounts the cumulative sum of which exceeds the cumulative sum of income taxes that the Company and its Subsidiaries would have paid in respect of Federal and state income taxes if the Company and its Subsidiaries had at all times (including at all times prior to the date hereof) filed a separate consolidated Federal income tax return, with the Company as the "common parent" (with the meaning of Section 1504 of the Code), and taking into account all net operating loss carryforwards pursuant to Section 172 of the Code that would have been available to the Company and its Subsidiaries had they filed such a separate return.

            9.14 USE OF PROCEEDS. The Company will use the proceeds of the Loans hereunder solely to finance the Acquisition, to provide working capital and for other general corporate purposes of the Company and each of its Restricted Subsidiaries (in each case in compliance with all applicable legal and regulatory requirements); PROVIDED that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

            9.15  CERTAIN OBLIGATIONS RESPECTING RESTRICTED SUBSIDIARIES.

            (a) SUBSIDIARY GUARANTORS. In the event that the Company or any of the Subsidiary Guarantors shall form or acquire any new Restricted Subsidiary that is a Wholly

Owned Subsidiary, the Company will cause such new Restricted Subsidiary that is a Wholly Owned Subsidiary to become a "Subsidiary Guarantor" (and, thereby, an "Obligor") hereunder, to pledge and grant a security interest in its Property pursuant to the Security Documents to the Administrative Agent for the benefit of the Lenders, pursuant to one or more written instruments in form and substance satisfactory to the Administrative Agent and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each "'Obligor" pursuant to
Section 7.01 hereof upon the Closing Date or as the Administrative Agent shall have requested.

            (b) OWNERSHIP OF SUBSIDIARIES. The Company will, and will cause each of its Restricted Subsidiaries, other than Oceana Exploration Company, L.C. and Matrix Energy-T Limited Partnership (together the "Exempted Restricted Subsidiaries"), to, take such action from time to time as shall be necessary to ensure that each of its Restricted Subsidiaries, other than the Exempted Restricted Subsidiaries, is a Wholly Owned Subsidiary. In the event that any additional shares of stock shall be issued by any Restricted Subsidiary, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Pledge and Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Pledge and Security Agreement.

            (c) CERTAIN RESTRICTIONS. The Company will not permit any of its Restricted Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

            (d) INVESTMENTS IN UNRESTRICTED SUBSIDIARIES. The Company and its Restricted Subsidiaries may only make Investments in Unrestricted Subsidiaries to the extent permitted by Section 9.08(d) or 9.08(g) hereof.

            9.16 MODIFICATIONS OF CERTAIN DOCUMENTS. The Company will not consent to any modification, supplement or waiver of any of the Acquisition Documents or any of the Equity Documents without the prior consent of the Administrative Agent (with the approval of the Majority Lenders); PROVIDED (i) the Company may modify the Equity Documents in any manner that will not result in either (x) a reduction in the amount of equity to be contributed to the Company or (y) the distribution of any Dividend Payments except as provided in Section 9.09(g) hereof and (ii) the Company may consent to a modification, supplement or waiver of any Acquisition Document if such modification, supplement or waiver could not reasonably be expected to result in a Material Adverse Effect.

            9.17 OPERATION OF O&G PROPERTIES. The Company shall, and shall cause its Restricted Subsidiaries to, continuously maintain, develop and operate the O&G Properties to their full economic limit in accordance with prudent industry standards.

            9.18 VOLUNTARY PREPAYMENTS OF INDEBTEDNESS. Neither the Company nor any of its Restricted Subsidiaries shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of any Indebtedness (other than Indebtedness created under the Loan Documents), except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing or governing the same.

            9.19 SALE AND LEASEBACK TRANSACTIONS; PRODUCTION PAYMENTS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangements directly or indirectly whereby the Company or such Restricted Subsidiary shall sell or transfer any property and then or thereafter rent or lease as lessee such property or any part thereof, or other property which the Company or such Restricted Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred; PROVIDED that this Section 9.19 shall not prohibit a sale and leaseback transaction in respect of any Property of the Company or any such Restricted Subsidiary, if and to the extent the Company or such Restricted Subsidiary would be entitled to mortgage, pledge, encumber, or create a lien, charge or security interest upon, such Property pursuant to Section 9.06 hereof.

            (b) The Company will not, nor will it permit its Restricted Subsidiaries to, voluntarily agree or consent to enter into any Production Payment transaction or similar agreement without the prior written consent of the Majority Lenders.

            9.20 RELEASE OF SPECIFIED INDEBTEDNESS. Not later than ninety days following the Closing Date, the Company shall or shall cause the Liens securing the Indebtedness indicated on Schedule I hereto as the "Specified TGPC Indebtedness" to be released.

            Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

            (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Loan Document when due and such default shall have continued unremedied for three or more Business Days; or

            (b) The Company or any of its Restricted Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $1,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or any Obligor shall default in the payment when due of any amount under any Swap Transaction pursuant to which, at the time of such default or at any time thereafter, such Obligor has an aggregate exposure, calculated on a "marked to market basis" of $250,000 or more; or any event specified in any Swap Transaction shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments to become due; or

            (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

            (d) The Company shall default in the performance of any of its obligations under any of Sections 9.01(e), 9.01(g), 9.05, 9.07, 9.08, 9.09,
9.10, 9.13, 9.15, 9.16 or 9.20 hereof or Section 4.02 or 5.02 of the Pledge
Agreement or any Obligor shall default in the performance of any of its obligations under Section 4.02 or 5.02 of the Pledge and Security Agreement or any provisions of any Mortgage; or any Obligor shall default in the performance of any of its obligations under Section 9.06 hereof and such default shall continue unremedied for thirty or more days after such Obligor obtains knowledge of such default; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty or more days after written notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or

            (e) The Company or any of its Restricted Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

            (f) The Company or any of its Restricted Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code,
(iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

            (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Restricted Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Restricted Subsidiary or of all or any substantial part of its Property or (iii) similar relief in respect of the Company or such Restricted Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Restricted Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

            (h) A final judgment or judgments for the payment of money of $1,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or of $10,000,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Restricted Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Restricted Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (i) An event or condition specified in Section 9.01(d) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

            (j) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries or Environmental Affiliates, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is in excess of $5,000,000 (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

            (k) A Change of Control shall occur; or

            (l) Except for expiration in accordance with its terms or a voluntary release by the Administrative Agent, the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Administrative Agent may and, upon request of the Majority Lenders, will, by notice to the Company, terminate the

Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

            Section 11. THE ADMINISTRATIVE AGENT.

            11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

            (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

            (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

            (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document;

            (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and

            (e) shall have no liability or other obligation to the Company or any Lender in respect of any determination made or to be made by the Administrative Agent relating to the method used or to be used, any assumption made or to be made or any other matter relating to the computation of the Borrowing Base, the Threshold Amount or any component of any thereof, other than (i) to the extent practicable, to consult with the Lenders as to any such determination and (ii) to make any such determination in good faith and in a manner consistent with the express requirements of this Agreement.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent required by Section 12.06(b) hereof).

            11.02 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

            11.03 DEFAULTS. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, PROVIDED that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

            11.04 RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

            11.05 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03, and including in any event any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section
4.02 of the Pledge and Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 12.03 hereof, and including also any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section
4.02 of the Pledge and Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

            11.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

            11.07 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

            11.08 RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

            11.09 CONSENTS UNDER OTHER LOAN DOCUMENTS.

            (a) Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, PROVIDED that, notwithstanding any provision of Section 12.04, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents.

            (b) Notwithstanding anything in Section 11.09(a) hereof to the contrary, no consent of the Lenders or the Majority Lenders, as applicable, shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property which is the subject of a disposition of Property permitted hereunder or to which the Lenders or the Majority Lenders, as applicable, have consented.

            (c) Notwithstanding anything in Section 11.09(a) hereof to the contrary, no consent of the Majority Lenders shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering any portion of the Mortgaged Properties that the Company, by notice to the Administrative Agent and the Lenders, has requested to be released so long as (i) no Event of Default shall have occurred and be continuing on the date of such release and (ii) the portion of the Mortgaged Properties to be released consists entirely of (x) O&G Properties (other than O&G Properties constituting or classified in the latest report delivered pursuant to Section 7.01(k) or 9.01(e) hereof as Proved Oil and Gas Reserves) to which the Administrative Agent has attributed no value in its most recent determination of the Borrowing Base or Threshold Amount pursuant to
Section 2.11 hereof prior to the date of such request and (y) Properties permitted to be sold, transferred or otherwise disposed of pursuant to Section
9.05 hereof. Upon the request and at the expense of the Company, the Administrative Agent shall, not later than 30 days after the later of the date
(x) of such request and (y) on which the Administrative Agent receives all documents and other evidence that the Administrative Agent may reasonably request to determine whether such release is authorized under this Section 11.09(c), execute and deliver to the Company such documents as the Company shall have delivered to the Administrative Agent to the extent the same are necessary to effect the release of Property authorized to be released under this paragraph.

            11.10 COLLATERAL SUB-AGENTS. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 4.03 of the Pledge and Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Administrative Agent thereunder. The Company by its execution and delivery of this Agreement hereby consents to the foregoing.

            Section 12. MISCELLANEOUS.

            12.01 WAIVER. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            12.02 NOTICES. All notices and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy or other writing and telecopied, mailed or delivered to the intended recipient:

            (a) in the case of the Company or any Subsidiary Guarantor, at the "Address for Notices" specified below the name of the Company on the signature pages hereof;

            (b) in the case of the Administrative Agent, at the "Address for Notices" specified below its name on the signature pages hereof; and

            (c) in the case of any Lender, at its address (or telecopy number) set forth in its Administrative Questionnaire;

or, as to any party, at such other address as shall be designated by such party in a notice to the Company and the Administrative Agent given in accordance with this Section 12.02. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier (and receipt is electronically confirmed), personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            12.03 EXPENSES, ETC. The Company agrees to pay or reimburse each of the Lenders and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel for the Administrative Agent and one legal counsel for the Lenders) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein; and (d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgage.

            The Company hereby agrees to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) or solely by reason of a material breach of any of the Loan Documents by such Person. Without limiting the generality of the foregoing, the Company will (x) indemnify the Administrative Agent for any payments that the Administrative Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Pledge and Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made and (y) indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against any Property covered by a Mortgages or any part of the mortgage estate thereunder in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Company and its Subsidiaries, at such site or facility.

            12.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Subsidiary Guarantors and the Majority Lenders, or by the Company and the Subsidiary Guarantors and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; PROVIDED that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of the Commitments, or extend the time to waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types of Loans, (vii) alter the terms of this Section 12.04, (viii) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof; (ix) release any Subsidiary Guarantor from any of its guarantee obligations under Section 6 hereof, or (x) waive any of the conditions precedent set forth in Section 7.01 hereof, (b) any modification or supplement of Section 11 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

            12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            12.06 ASSIGNMENTS AND PARTICIPATIONS.

            (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

            (b) Each Lender may assign any of its Loans, its Note, and its Commitment (but only with the consent of the Company and the Administrative Agent, such consents not to be unreasonably withheld); PROVIDED that

                      (i) no such consent by the Company or the Administrative
            Agent shall be required in the case of any assignment to another Lender or any assignment to an affiliate of the assigning Lender;

                     (ii) except to the extent the Company and the
            Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000; and

                    (iii) each such assignment by a Lender of its Loans, Note or
            Commitment shall be made in such manner so that the same portion of its Loans, Note and Commitment is assigned to the respective assignee.

Upon execution and delivery by the assignee to the Company and the Administrative Agent of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment and Loans specified in such instrument, and upon consent thereto by the Company and the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless provided in such assignment with the consent of the Company and the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

            (c) A Lender may sell or agree to sell to one or more other Persons (each a "PARTICIPANT") a participation in all or any part of any Loans held by it, or in its Commitment, PROVIDED that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans held by it, and its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Lender were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Lender.

            (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Note shall be fully transferrable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

            (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to Section 12.12(b) hereof.

            (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

            12.07 SURVIVAL. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 12.03 hereof, the obligations of each Subsidiary Guarantor under
Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitment or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

            12.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            12.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            12.11 WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR
THE TRANSACTIONS CONTEMPLATED HEREBY.

            12.12 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

            (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Obligor pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to regulatory personnel, auditors or accountants, (iv) to the Administrative Agent or any other Lender (or to Chase Securities Inc.), (v) in connection with any litigation related to the transactions contemplated by the Loan Documents, (vi) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender an acknowledgement to the effect that it is bound by the provisions of this Section 12.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder).

            12.13 INTEREST. It is the intent of the Lenders and the Obligors in the execution and performance of this Agreement and all matters incidental and related hereto and the other Loan Documents or any agreement or instrument executed in connection herewith or therewith or with any Indebtedness of the Obligors to the Lenders to remain in strict compliance with all laws applicable to the Lenders from time to time in effect, including, without limitation, usury laws. In furtherance hereof, each Lender and the Obligors stipulate and agree that none of the terms and provisions contained in or pertaining to this Agreement or in the other Loan Documents or any other agreement or instrument ("OTHER AGREEMENT") executed in connection herewith or therewith or with any Indebtedness of the Obligors to such Lender shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate for such Lender or maximum amount of interest permitted to be charged by such Lender under all laws in effect and applicable to the Lender. For purposes of this Agreement and the Note held by any Lender, "interest" shall include the aggregate of all amounts which constitute or are deemed to constitute interest under the respective laws in effect and applicable to such Lender that are contracted for, chargeable, receivable (whether received or deemed to have been received) or taken under this Agreement or such Note or any Other Agreement. The Obligors shall never be required to pay to any Lender unearned interest hereunder or on the Note held by any Lender or any Other Agreement and shall never be required to pay interest hereunder or on the Note held by any Lender or any Other Agreement at a rate or in an amount in excess of the Maximum Rate for such Lender or maximum amount of interest that may be lawfully charged by such Lender under any law which is in effect and applicable to such Lender, and the provisions of this Agreement and the Notes or any Other Agreement which may be in apparent conflict herewith. If the effective rate or amount of interest which would otherwise be payable under this Agreement or the Note held by a Lender or any Other Agreement, or all of them, would exceed the Maximum Rate for such Lender or the maximum amount of interest such Lender or any holder of such Note or any Other Agreement is allowed by the relevant Applicable Law to charge, contract for, take or receive, or in the event such Lender or such holder or any Other Agreement shall charge, contract for, take or receive monies that are deemed to constitute interest which could, in the absence of this provision, increase the effective rate or amount of interest payable under this Agreement or the Notes or any Other Agreement, or all of them, to a rate or amount in excess of that permitted to be charged, contracted for, taken or received under the Applicable Laws then in effect with respect to such Lender, then the principal amount of the Note held by such Lender or the obligations or the Obligors to such Lender under this Agreement, such Note or any Other Agreement or the amount of interest which would otherwise be payable to or for the account of such Lender under this Agreement or the Note held by such Lender or any other Agreement, or all of them, shall be reduced to the amount allowed under said Applicable Laws as now or hereafter construed by the courts having jurisdiction, and all such monies so charged, contracted for, or received that are deemed to constitute interest in excess of the Maximum Rate for such Lender or maximum amount of interest permitted by the relevant Applicable Laws shall be immediately returned to or credited to the account of the Company upon such determination. All amounts paid or agreed to be paid in connection with the indebtedness arising pursuant to this agreement and/or evidenced by the Note held by any Lender which would under any Applicable Law in effect and applicable to such Lender be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the full term of this Agreement and such Note, as applicable.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   DOMAIN ENERGY CORPORATION

                                   By /s/ RICK G. LESTER
                                   Title: Vice President and Chief Financial
                                            Officer


                                   Address for Notices:

                                   Domain Energy Corporation
                                   1100 Louisiana Street
                                   15th Floor
                                   Houston, Texas 77002

                                   Attention: Mr. Rick G. Lester

                                   Telecopier No.: (713) 757-8314
                                   Telephone No.: (713) 757-3698

                                   SUBSIDIARY GUARANTORS

                                   TENNECO VENTURES CORPORATION

                                   By /s/ R. G. LESTER
                                      Title:

                                   TENNECO GAS PRODUCTION
                                   CORPORATION

                                   By /s/ R. G. LESTER
                                      Title:

                                   LENDERS

COMMITMENT                         THE CHASE MANHATTAN BANK

$38,750,000

                                   By /s/ RICK F. BETZ
                                      Title: Vice President

COMMITMENT                         COMPASS BANK

$16,250,000
                                   By  /s/ DOROTHY M. WILSON
                                      Title: Vice President

COMMITMENT                         TORONTO DOMINION (TEXAS), INC.

$10,000,000
                                   By /s/ DARLENE REIDEL
                                          Darlene Reidel
                                          Vice President

                                   Lending Office for all Loans:
                                   909 Fannin, Suite 1700
                                   Houston, Texas 77010

                                   Address for Notices:
                                   909 Fannin, Suite 1700
                                   Houston, Texas  77010

                                   Attention:  Manager, Credit Administration

                                   Telecopier No.: (713) 951-9921
                                   Telephone No.: (713) 653-8200

                                   THE CHASE MANHATTAN BANK,
                                   as Administrative Agent

                                   By /s/ RICK F. BETZ
                                   Title: Vice President

                                   Address for Notices to Chase
                                   as Administrative Agent

                                   Chase Agent Bank Services
                                   One Chase Manhattan Plaza, Eighth Floor
                                   New York, New York 10081

                                   Attention: Vincent Siino

                                   Telecopier No.: (212) 552-5777
                                  Telephone No.: (212) 552-7423

                               SCHEDULE I

                      MATERIAL AGREEMENTS AND LIENS


PART A:  MATERIAL AGREEMENTS


            Amended and Restated Credit Agreement, dated as of May 2, 1996 among Michigan Production Company, L.L.C. ("MPC"), Michigan Energy Company, L.L.C. ("MEC") and Bank of America Illinois (up to $30 million, $11.5 million of which has currently been loaned to MPC and MEC, collectively).

            Secured Guaranty, dated as of May 2, 1996, by West Shore Processing Company, LLC in favor of Bank of America Illinois (pro rata portion of $30 million).

            Credit Agreement, dated as of June 7, 1996, between Tenneco Ventures Finance Corporation and Compass Bank--Houston ($20 million).

            Subordinated Promissory Note, dated December 31, 1996, by Domain Energy Guarantor Corporation in favor of First Reserve Fund VII, Limited Partnership ($8 million).

            Loan Agreement, dated September 29, 1995, between Tenneco/EnCap Gas Fund Partnership and Bank One, Texas, National Association (pro rata portion of $10 million).

            Guaranty, dated September 29, 1995, by Domain Energy Guarantor Corporation (as assignee of Tennessee Gas Pipeline Company), in favor of Bank One, Texas, National Association.

            Commodity Swap Agreement, dated August 15, 1995, between Enron Capital & Trade Resources Corp. and Tenneco Ventures Corporation (not applicable).

            Commodity Swap Agreement, dated as of January 12, 1995, between Enron Capital & Trade Resources Corp. and Tenneco Gas Production Corporation (not applicable).

            Commodity Swap Agreement, dated as of November 19, 1996, between Enron Capital & Trade Resources Corp. and Tenneco Ventures Corporation (not applicable).

            Commodity Swap Agreement, dated as of December 16, 1996, between Enron Capital & Trade Resources Corp. and Tenneco Ventures Corporation (not applicable).

            Guaranty, dated June 16, 1992, by Tennessee Gas Pipeline Company in favor of General Electric Pension Trust.

            Guaranty, dated Juned 16, 1992, by Tennessee Gas Pipeline Company in favor of GTE Service Corporation Plan for Employees' Pensions.

            Guaranty, dated June 30, 1993, by Tennessee Gas Pipeline Company in favor of The Delta Master Trust by Harris Trust and Savings Bank, as Directed Trustee.

            MMS R-O-W-Surety Bond number 71S33123-02-95 in the amount of $300,000 issued in connection with all OCS ROWS leases located in Areawide Gulf, effective as of February 13, 1995.

            MMS Lease Development Surety Bond number 71S33123-03-95 in the amount of $500,000 issued in connection with the OCS-G 3282 lease located in WC 409, effective as of April 24, 1995.

            MMS Lease Development Surety Bond number 71S33123-04-95 in the amount of $500,000 issued in connection with the OCS-G 4565 lease located in GA 303, effective as of April 24, 1995.

            MMS Lease Development Surety Bond number 71S33123-05-95 in the amount of $500,000 issued in connection with the OCS-G 6010 lease located in MU 846, effective as of April 24, 1995.

            MMS Lease Development Surety Bond number 71S33123-06-95 in the amount of $500,000 issued in connection with the OCS-G 6011 lease located in MU 847, effective as of April 24, 1995.

            MMS Areawide Development Surety Bond number 71S33123-02-96 in the amount of $3,000,000 issued in connection with certain offshore leases located in Areawide Gulf, effective as of January 16, 1996.

            MMS Supplemental Surety Bond numbers B05833, B05834 - NCX in the amount of $550,000 issued in connection with the OCS-G 4591/3485 leases located in HI 282/285, effective as of March 27, 1996.

            MMS Supplemental Surety Bond number 71S33123-03-96 in the amount of $1,500,000 issued in connection with the OCS-G 2857 lease located in EC 042, effective as of May 24, 1996.

            MMS Supplemental Surety Bond number 71S33123-05-96 in the amount of $1,900,000 issued in connection with the OCS-G 2127 lease located in EC 033, effective as of May 24, 1996.

            MMS Supplemental Surety Bond number 71S33123-06-96 in the amount of $450,000 issued in connection with the OCS-G 4565 lease located in GA 303, effective as of May 24, 1996.

            State of Michigan Well Bond number 71S33123-07-96 in the amount of $250,000 issued in connection with certain Michigan blanket well leases, effective as of August 23, 1996.

SPECIFIED TGPC INDEBTEDNESS

            Credit Agreement, dated June 16, 1992, by and between Tenneco Gas Production Corporation and the Trustees of General Electric Pension Trust.

            Credit Agreement, dated December 31, 1994, by and between Tenneco Gas Production Corporation and Trustees of General Electric Pension Trust.

            Credit Agreement, dated June 16, 1992, by and between Tenneco Gas Production Corporation and Bankers Trust Company, as Trustee for the GTE Service Corporation Plan for Employees' Pensions.

            Credit Agreement, dated December 31, 1994, by and between Tenneco Gas Production Corporation and Bankers Trust Company, as Trustee for the GTE Service Corporation Plan for Employees' Pensions.

            Credit Agreement, dated June 30, 1993, by and between Tenneco Gas Production Corporation and The Delta Master Trust by Harris Trust and Savings Bank, as Directed Trustee.

            Credit Agreement, dated December 31, 1994, by and between Tenneco Gas Production Corporation and The Delta Master Trust by Harris Trust and Savings Bank, as Directed Trustee.

PART B:  LIENS

            Pledge Agreement, dated as of May 2, 1996, by Tenneco Ventures Corporation in favor of Bank of America Illinois (to secure pro rata portion of $30 million).

            Pledge Agreement, dated as of May 2, 1996, by West Shore Processing Company, LLC in favor of Bank of America Illinois (to secure pro rata portion of $30 million).

            Numerous Mortgages and Deeds of Trust by Tenneco Gas Production Corporation in favor of General Electric Pension Trust in respect of the Credit Agreement dated June 16, 1992 and the Credit Agreement dated December 31, 1994, each described above.

            Numerous Mortgages and Deeds of Trust by Tenneco Gas Production Corporation in favor of GTE Service Corporation in respect of the Credit Agreement dated June 16, 1992 and the Credit Agreement dated December 31, 1994, each described above.

            Numerous Mortgages and Deeds of Trust by Tenneco Gas Production Corporation in favor of Delta Air Lines Pension in respect of the Credit Agreement dated June 30, 1993 and the Credit Agreement dated December 31, 1994, each described above.

                               SCHEDULE II

                          ENVIRONMENTAL MATTERS

            Shortly after Tenneco Ventures Corporation acquired West Delta 30, in the course of repairs to a flowline the personnel representing Seneca Resources, the Operator, noticed small sheens occurring coincidentally with movement of divers working on the bottom. To the best of their knowledge, the personnel believe that the source was a pre-existing condition of the mudline and the previous owner, Shell, was notified accordingly by Seneca.

                                 SCHEDULE III

                         SUBSIDIARIES AND INVESTMENTS

=====================================================================================================================
PART A: SUBSIDIARIES
---------------------------------------------------------------------------------------------------------------------
                                                  PERSONS HOLDING
                          JURISDICTION          OWNERSHIP INTERESTS
                               OF               AND NATURE OF SUCH                 LIENS IN RESPECT OF SUCH
         NAME             ORGANIZATION               INTEREST                      INTERESTS/EQUITY RIGHTS
---------------------------------------------------------------------------------------------------------------------
Restricted Subsidiaries
---------------------------------------------------------------------------------------------------------------------
Tenneco                     Delaware       Domain Energy                  None
Ventures                                   Corporation 100% -
Corporation                                Common
---------------------------------------------------------------------------------------------------------------------
Tenneco Gas                 Delaware       Domain Energy                  None
Production                                 Corporation 100% -
Corporation                                Common
---------------------------------------------------------------------------------------------------------------------
Oceana                        Texas        Tenneco Ventures               None
Exploration                                Corporation: 80% -
Company, L.C.                              Member

                                           Encap Ventures 1993
                                           Limited Partnership
                                           20% - Member
---------------------------------------------------------------------------------------------------------------------
Matrix Energy -               Texas        Tenneco Ventures               Tenneco Ventures Corporation's
T Limited                                  Corporation 80% -              percentage of available
Partnership                                Limited Partner                distributions will decrease
                                                                          first from 80% to 50% after its
                                           Matrix Oil & Gas, Inc.         has received cash distributions
                                           20% - General Partners         equal to its contribution plus
                                                                          a 15% rate of return, and then
                                                                          from 50% to 32.5% after it has
                                                                          received cash distributions equal
                                                                          to its contributions plus a 20%
                                                                          rate of return.

---------------------------------------------------------------------------------------------------------------------
Unrestricted Subsidiaries
---------------------------------------------------------------------------------------------------------------------
Domain Energy               Delaware       Domain Energy                  None
Guarantor                                  Corporation - 100%
Corporation                                Common
---------------------------------------------------------------------------------------------------------------------
Tenneco                     Delaware       Tenneco Ventures               None
Ventures                                   Corporation 100% -
Finance                                    Common
Corporation
---------------------------------------------------------------------------------------------------------------------
Tenneco/EnCap                 Texas        Tenneco Ventures               None
Gas Fund                                   Corporation 50% -
Partnership                                General Partner

                                           Encap Ventures 1993
                                           Limited Partnership
                                           50% - General Partner
---------------------------------------------------------------------------------------------------------------------
Michigan Gas                  Texas        Tenneco Ventures               None
Fund I                                     Corporation 50% -
                                           General Partner

                                           Encap Ventures 1993
                                           Limited Partnership
                                           50% - General Partner
---------------------------------------------------------------------------------------------------------------------
New York Gas                New York       Tenneco Ventures               None
Fund I                                     Corporation 50% -
                                           General Partner

                                           Encap Ventures 1993
                                           Limited Partnership
                                           50% - General Partner

                                        2

---------------------------------------------------------------------------------------------------------------------
Texas Gas Fund                Texas        Tenneco Ventures               None
I                                          Corporation 50% -
                                           General Partner

                                           Encap Ventures 1993
                                           Limited Partnership
                                           50% - General Partner
---------------------------------------------------------------------------------------------------------------------
Texas Gas Fund                Texas        Tenneco Ventures               None
II                                         Corporation 50% -
                                           General Partner

                                           Encap Ventures 1993
                                           Limited Partnership
                                           50% - General Partner
=====================================================================================================================

                                        3

=================================================================================================================
PART B: INVESTMENTS
-----------------------------------------------------------------------------------------------------------------
         SUBSIDIARY HOLDING                                                       LIENS IN RESPECT OF SUCH
             INVESTMENT                       NATURE OF INVESTMENT                       INVESTMENT
-----------------------------------------------------------------------------------------------------------------
Tenneco Ventures                      Warrants to acquire 28,350            None
Corporation                           shares of Common Stock of
                                      Benton Corp.
-----------------------------------------------------------------------------------------------------------------
Tenneco Ventures                      63,000 shares of National             None
Corporation                           Energy Group Common Stock

-----------------------------------------------------------------------------------------------------------------
Tenneco Ventures                      1% - Class A Member in                45% ownership interest of
Corporation                           Michigan Energy Company, LLC          Dwain Immel, Hi Limited
                                                                            Partnership and Montana BC
                                      26.5% - indirect interest             Limited in the form of
                                      (through Michigan Gas Fund            Class B memberships.
                                      I) in Michigan Energy                 Distributions are available
                                      Company, LLC                          to Class B owners after
                                                                            Class A owners recover costs
                                                                            plus a 15% rate of return.


                                                                            Preferred Member Interest Class
                                                                            I of LaSalle Street Natural
                                                                            Resources Corporation.


                                                                            Pledge Agreement dated as of
                                                                            May 2, 1996, in favor of Bank
                                                                            of America Illinois.
-----------------------------------------------------------------------------------------------------------------
Tenneco Ventures                      19.25% (reducing to 11%)              Right of MarkWest Michigan,
Corporation                           indirect interest (through            LLC to earn up to a 60%
                                      Michigan Energy Company, LLC          ownership interest in
                                      and Michigan Gas Fund I) in           exchange for contribution
                                      West Shore Processing                 of capital.
                                      Company

                                        4

-----------------------------------------------------------------------------------------------------------------
Tenneco Ventures                      18.8% (reducing to 11%) -             Right of MarkWest Michigan,
Corporation                           indirect interest (through            LLC to earn up to a 60%
                                      Michigan Energy Company,              ownership interest in
                                      LLC, West Shore Processing            exchange for contribution
                                      Company, LLC and Michigan             of capital.
                                      Gas Fund I) in Basin
                                      Pipeline Company, LLC
-----------------------------------------------------------------------------------------------------------------
Tenneco Ventures                      34.65% - Class A Member in            45% ownership of Manistee
Corporation                           Michigan Production Company,          Gas Limited Liability
                                      LLC                                   Company in the form of a
                                                                            Class B Membership.
                                                                            Distributions are available
                                                                            to Class B owners after
                                                                            Class A owners recover
                                                                            their costs plus a 15% rate
                                                                            of return.

                                                                            Pledge Agreement dated as of
                                                                            May 2, 1996, in favor Bank of
                                                                            America Illinois.
-----------------------------------------------------------------------------------------------------------------
Michigan Gas Fund I                   53% - Class A Member in               None
                                      Michigan Energy Company, LLC
=================================================================================================================

                                   SCHEDULE IV

                                  REAL PROPERTY


                                      None.

                               SCHEDULE V

                               LITIGATION

PLAINS RESOURCES:
            A settlement has been reached in a lawsuit between Nicklos Drilling Company and Plains Resources et. al. The lawsuit stemmed from costs incurred when drillpipe was stuck in the Boagni #1 well, which led to a total loss of the wellbore, necessitating a redrill of the well. Tenneco Ventures' share of the settlement, which includes Joint Interest Billings and legal costs, is $230,000. This settlement will be paid in January of 1997.

GECKO:
            In late 1995, three employees of a storage tank rental firm were killed while cleaning out one of their tanks that had previously been used on a location in which Tenneco Ventures had a working interest. The problem stemmed from the employees having been exposed to Hydrogen Sulfide (H2S). According to the operator of the well, Gecko Operating, the tank was tested prior to being moved from a well site and found to be free of any H2S contamination. The source of the H2S was traced to wash water utilized by the employees in their own yard. The water had reportedly been taken from a different tank in their yard and neither the source water nor the tank water was connected in any way to Gecko's operations. Despite this background, Tenneco Ventures has received word that a lawsuit is being filed against Gecko which could subsequently expose Tenneco Ventures to the litigation. The potential liability of Tenneco Ventures, if any, is unknown.

WEST DELTA 30:
            Tenneco Ventures has been advised that legal action is being pursued by an individual as a result of injuries sustained while working at a platform on the West Delta 30 block. The potential liability of Tenneco Ventures, if any, is unknown.

MUSTANG ISLAND 847:
            In the Fall of 1995, a helicopter pilot under contract to OCS, Tenneco Ventures' contract operator for the field, inadvertently stepped off into a stairwell while tying down his aircraft on the B platform at Mustang Island 847. The pilot reportedly received minor cuts, bruises and contusions, was held overnight at a hospital for observation, and released. To Tenneco Ventures' knowledge, no claims have been made or are pending relating to this incident which is being identified as the only known injury sustained on a property operated by Tenneco Ventures.

WEST COTE BLANCHE BAY:
            Tenneco Ventures and Tenneco Gas Production Corporation ("TGPC") have 7.19889% and 3.59890% working interests, respectively, in West Cote Blanche Bay. In connection with those interests, Tenneco Ventures and TGPC are alleged by Texaco Exploration and Production, Inc. ("Texaco") to owe a portion of $1.3 million, which represents total debt outstanding to Texaco from Benton Oil and Gas Company of Louisiana, Tenneco Ventures and TGPC. Texaco has indicated that it will pursue all available remedies to collect amounts owing. Management believes that the likely exposure of Tenneco Ventures and TGPC does not exceed $175,000, and efforts are underway with Texaco to resolve this dispute.

                               SCHEDULE VI

                              EQUITY RIGHTS

Subscription Agreement, dated as of December 31, 1996, between First Reserve Fund VII, Limited Partnership, and Domain Energy Corporation.

Securityholders Agreement, dated as of December 31, 1996, among Domain Energy Corporation and First Reserve Fund VII, Limited Partnership, Michael V. Ronca, Rick G. Lester, Herbert A. Newhouse, Catherine L. Sliva, Douglas H. Woodul, Steven M. Curran, Dean R. Bouillion and Lucynda S. Herrin.

First Reserve Fund VII, Limited Partnership, as the sole stockholder of the Company as of the date hereof has agreeed with the members of Management that Management will have the right, shortly after the Closing Date, to purchase in the aggregate 480.53 shares of the Company's Common Stock for an aggregate purchase price of $1,514,354.00. To evidence Michael V. Ronca's rights in that regard, the Company has entered into that certain Management Investor Subscription Agreement, dated as of December 31, 1996, with Michael V. Ronca. The Company will enter into substantially similar agreements shortly after the Closing Date with each of the other members of Management who elect to exercise their respective rights to acquire their pro rata share of the 480.53 shares of Common Stock of the Company.

Subordinated Promissory Note, dated December 31, 1996, by Domain Energy Guarantor Corporation in favor of First Reserve Fund VII, Limited Partnership, which is convertible into 2,539 shares of the Company's Common Stock.

                              SCHEDULE VII

                        MATERIAL ADVERSE CHANGES


After December 31, 1995, the following series of transactions were entered into by Tenneco Ventures Corporation and its Subsidiaries related to Michigan activities.

CONTRIBUTION AGREEMENT
On March 29, 1996, a Contribution Agreement was executed among Hi P Limited Partnership, Montana BC Limited Partnership, Dwain Immel, Manistee Gas Limited Liability Company ("Manistee"), and Michigan Gas Fund I.

The agreement provided for the formation of Michigan Production Company, LLC ("MPC") and Michigan Energy Company, LLC ("MEC"). Debt owed by Manistee and Basin Pipeline Company, LLC ("Basin") to Michigan Gas Fund I of, collectively, approximately $18.7 million was contributed by Michigan Gas Fund I to MPC and MEC in exchange for substantially all of the assets of Manistee and Basin. Except for approximately $2.6 million, the obligations of Manistee and Basin to repay such debt was forgiven. The $2.6 million of remaining obligation is recourse only to certain property and equipment still owned by Manistee, with a purchase option by MEC.

PARTICIPATION, OWNERSHIP, AND OPERATING AGREEMENT FOR WEST SHORE PROCESSING COMPANY, LLC. ("WEST SHORE") On May 2, 1996, the referenced agreement was executed providing for the creation of West Shore and the contribution of $16.7 million of capital by MarkWest Michigan, LLC ("MarkWest") to the activities of West Shore and Basin. In exchange for the contribution, MarkWest earns up to a 60% ownership interest in West Shore and Basin. The capital is primarily dedicated to building pipeline extensions and a processing plant. MPC and Oceana Exploration Company, L.C. have also dedicated present and future gas reserves to West Shore pursuant to a Gas Gathering Treating and Processing Agreement.

BANK OF AMERICA, AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF MAY 2, 1996, AMONG MPC AND MEC, AS THE BORROWERS AND BANK OF AMERICA ILLINOIS, AS THE LENDER Pursuant to the referenced agreement, Bank of America ("Bank") has loaned $11.5 million to MPC and MEC, collectively, secured by the assets of MPC and MEC. Loans are available in excess of $11.5 million (up to $30 million) as additional producing collateral, or other collateral acceptable to the Bank, is provided.

Prior to December 31, 1996, the Bank and the Borrowers will execute amendments to the Credit Agreement releasing Tennessee Gas Pipeline Company and Tenneco Ventures Corporation from certain guaranty obligations.

                                  SCHEDULE VIII

                      DEFAULTS UNDER CONTRACTS AND LICENSES

                                      None.

                                   SCHEDULE IX

                                    CONSENTS

                                      None.

                               SCHEDULE X

               CAPITAL STOCK OF DOMAIN ENERGY CORPORATION


AUTHORIZED                                ISSUED/OUTSTANDING

20,000 shares of Common Stock             9,519.4717 shares of
                                          Common Stock held by
                                          First Reserve Fund VII,
                                          Limited Partnership